                                                                    Exhibit 99.1


                         VARIAN MEDICAL SYSTEMS, INC.
                         ----------------------------
                               RETIREMENT  PLAN
                               ----------------

              (As Amended And Restated Effective October 2, 1999)


                               TABLE OF CONTENTS

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ARTICLE 1     DEFINITIONS......................................................................     2

      1.1       "Accounts".....................................................................     2
      1.2       "Affiliated Group".............................................................     2
      1.3       "After-Tax Contributions"......................................................     2
      1.4       "Alternate Payee"..............................................................     2
      1.5       "Annuity Starting Date"........................................................     2
      1.6       "Before-Tax Contributions".....................................................     2
      1.7       "Beneficiary"..................................................................     2
      1.8       "Code".........................................................................     2
      1.9       "Company"......................................................................     3
      1.10      "Company Matching Contributions"...............................................     3
      1.11      "Deferred Retirement Date".....................................................     3
      1.12      "Direct Rollover"..............................................................     3
      1.13      "Disability Retirement Date"...................................................     3
      1.14      "Distributee"..................................................................     3
      1.15      "Early Retirement Date"........................................................     3
      1.16      "Earnings".....................................................................     3
      1.17      "EIP Bonus"....................................................................     4
      1.18      "EIP Bonus Contributions"......................................................     4
      1.19      "Election Period"..............................................................     4
      1.20      "Eligible Employee"............................................................     4
      1.21      "Eligible Retirement Plan".....................................................     5
      1.22      "Eligible Rollover Distribution"...............................................     5
      1.23      "Employee".....................................................................     6
      1.24      "Employee Contributions".......................................................     6
      1.25      "Employer".....................................................................     6
      1.26      "Employer Contributions".......................................................     6
      1.27      "ERISA"........................................................................     6
      1.28      "401(a)(17) Limit".............................................................     6
      1.29      "Investment Funds".............................................................     7
      1.30      "Investment Manager"...........................................................     7
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                               TABLE OF CONTENTS
                                  (continued)

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     1.31     "Loan Account".................................................................     7
     1.32     "MIP Bonus"....................................................................     7
     1.33     "Normal Retirement Date".......................................................     7
     1.34     "Old Cash Profit-Sharing Contribution".........................................     7
     1.35     "Old Company Basic Contribution"...............................................     7
     1.36     "Old Required After-Tax Contribution"..........................................     7
     1.37     "Old Required Before-Tax Contribution".........................................     7
     1.38     "Old Required Contribution"....................................................     7
     1.39     "Old Voluntary After-Tax Contribution".........................................     8
     1.40     "Old Voluntary Before-Tax Contribution"........................................     8
     1.41     "Participant"..................................................................     8
     1.42     "Payroll"......................................................................     8
     1.43     "Pension Accounts".............................................................     8
     1.44     "Plan".........................................................................     8
     1.45     "Plan Benefit".................................................................     8
     1.46     "Plan Year"....................................................................     8
     1.47     "Predecessor Company"..........................................................     8
     1.48     "Prior Plan"...................................................................     8
     1.49     "Profit-Sharing Accounts"......................................................     8
     1.50     "QDRO".........................................................................     8
     1.51     "Qualified Preretirement Survivor Annuity".....................................     9
     1.52     "Qualified Retirement Annuity".................................................     9
     1.53     "Reduction in Force"...........................................................     9
     1.54     "Required Beginning Date"......................................................     9
     1.55     "Retirement Date"..............................................................    10
     1.56     "Retirement Profit-Sharing Contributions"......................................    10
     1.57     "Rollover Contributions".......................................................    10
     1.58     "Service"......................................................................    10
     1.59     "Total Disability".............................................................    11
     1.60     "Trust"........................................................................    11
     1.61     "Trust Agreement"..............................................................    11

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                               TABLE OF CONTENTS
                                  (continued)

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      1.62      "Trust Fund"...................................................................    11
      1.63      "Trustee"......................................................................    11
      1.64      "USERRA".......................................................................    11
      1.65      "Valuation Date"...............................................................    11

ARTICLE 2     ELIGIBILITY AND PARTICIPATION....................................................    12

      2.1       Eligibility....................................................................    12
      2.2       Rehired Employees..............................................................    12
      2.3       Suspension of Participation....................................................    12
      2.4       Termination of Participation...................................................    12

ARTICLE 3     EMPLOYEE CONTRIBUTIONS...........................................................    13

      3.1       Before-Tax Contributions.......................................................    13
      3.2       After-Tax Contributions........................................................    13
      3.3       Changing, Discontinuing or Resuming After-Tax and/or Before-Tax Contributions..    13
      3.4       EIP Bonus Contribution.........................................................    14
      3.5       Rollover Contributions.........................................................    14
      3.6       Election Procedure.............................................................    15
      3.7       Withholding of Before-Tax, After-Tax and EIP Bonus Contributions...............    15
      3.8       Deposit with Trustee...........................................................    15
      3.9       Limitations on Before-Tax, After-Tax and EIP Bonus Contributions...............    15

ARTICLE 4     EMPLOYER CONTRIBUTIONS...........................................................    17

      4.1       Company Matching Contributions.................................................    17
      4.2       Retirement Profit-Sharing Contribution.........................................    17
      4.3       Deposit with Trustee...........................................................    18
      4.4       Limitations on Company Matching and Retirement Profit-Sharing Contributions....    18

ARTICLE 5     INVESTMENT FUNDS AND PARTICIPANTS' ACCOUNTS......................................    20

      5.1       Investment Funds...............................................................    20
      5.2       Investment of Contributions....................................................    20
      5.3       Pension Accounts...............................................................    20
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      5.4        Profit-Sharing Accounts........................................................    20
      5.5        Transfers Among Investment Funds...............................................    20
      5.6        Allocation of Investment Income................................................    21
      5.7        Account Statements.............................................................    21

ARTICLE 6      VESTING..........................................................................    22

      6.1        Fully Vested Accounts..........................................................    22

ARTICLE 7      DISTRIBUTION OF PLAN BENEFIT.....................................................    23

      7.1        Time of Distribution...........................................................    23
      7.2        Amount of Plan Benefit.........................................................    23
      7.3        Methods of Distribution From Pension Accounts..................................    23
           (a)   Annuity Contracts..............................................................    23
           (b)   Optional Forms of Distribution.................................................    23
      7.4        Methods of Distribution From Profit-Sharing Accounts...........................    24
           (a)   Lump Sums......................................................................    24
           (b)   Installments...................................................................    24
      7.5        Latest Time of Distribution....................................................    25
           (a)   General Rule...................................................................    25
           (b)   TEFRA Elections................................................................    25
      7.6        Election of Forms of Distribution..............................................    25
           (a)   Making and Revoking Elections..................................................    25
           (b)   Spousal Consent Requirement....................................................    25
      7.7        Information on Distribution Options............................................    26
      7.8        Death Benefits Payable to Surviving Spouses From Pension Accounts..............    26
           (a)   Death Before the Annuity Starting Date.........................................    26
           (b)   Time of Distribution...........................................................    27
           (c)   Information on Survivor Annuities..............................................    28
           (d)   Death On or After the Annuity Starting Date....................................    28
      7.9        Death Benefits Payable to Other Beneficiaries from Pension Accounts............    28
           (a)   Death Before the Annuity Starting Date.........................................    28
           (b)   Time of Distribution...........................................................    29
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                               TABLE OF CONTENTS
                                  (continued)

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              (c)   Death on or after the Annuity Starting Date....................................    29

     7.10           Death Benefits from Profit-Sharing Accounts....................................    29

              (a)   Death Before the Annuity Starting Date.........................................    29

              (b)   Time of Distribution...........................................................    30

              (c)   Death on or After the Annuity Starting Date....................................    30

     7.11           Small Benefits:  Lump Sum......................................................    30

     7.12           Incapacity.....................................................................    31

     7.13           Missing Persons................................................................    31

     7.14           Nonliability...................................................................    31

     7.15           Beneficiary....................................................................    31

              (a)   General Rule...................................................................    31

              (b)   Spousal Consent Requirement....................................................    32

     7.16           Determination of Marital Status................................................    32

     7.17           Direct Rollovers...............................................................    32

ARTICLE 8     WITHDRAWALS WHILE AN EMPLOYEE........................................................    33

     8.1            Withdrawals While An Employee From Profit-Sharing Accounts Permitted...........    33

     8.2            Withdrawal Application and Approval............................................    33

     8.3            Pre-1981 Cash Profit-Sharing Contributions Withdrawal..........................    33

     8.4            Rollover Contributions Withdrawal..............................................    33

     8.5            Age 59 1/2 Withdrawal..........................................................    33

     8.6            Hardship Withdrawal............................................................    34

     8.7            Timing of Withdrawal Funding and Ordering of Withdrawal Funding................    35

     8.8            Direct Rollovers...............................................................    35

ARTICLE 9     LOANS................................................................................    36

     9.1            Participant Loans Permitted....................................................    36

     9.2            Loan Application and Approval..................................................    36

     9.3            Minimum and Maximum Amount and Source of Loan Funding..........................    36

     9.4            Terms of Loan..................................................................    37

     9.5            Restrictions on Loans..........................................................    37

     9.6            Timing of Loan Funding and Ordering of Loan Funding............................    37

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       9.7        Loan Payments.............................................................................    38

       9.8        Loan Default..............................................................................    38

       9.9        Loan Fees.................................................................................    39

   ARTICLE 10  THE TRUST FUND AND PLAN INVESTMENTS..........................................................    40

       10.1       Control and Management of Plan Assets.....................................................    40

       10.2       Trustee Duties............................................................................    40

       10.3       Independent Qualified Public Accountant...................................................    40

       10.4       Administrative Expenses...................................................................    40

       10.5       Benefit Payments..........................................................................    41

   ARTICLE 11  ADMINISTRATION AND OPERATION OF THE PLAN.....................................................    42

       11.1       Plan Administration.......................................................................    42

       11.2       Employment of Advisers....................................................................    42

       11.3       Service in Several Fiduciary Capacities...................................................    42

   ARTICLE 12  CLAIMS AND REVIEW PROCEDURES.................................................................    43

       12.1       Applications for Benefits.................................................................    43

       12.2       Denial of Applications....................................................................    43

       12.3       Review Panel..............................................................................    43

       12.4       Requests for Review.......................................................................    43

       12.5       Decisions on Review.......................................................................    44

       12.6       Rules and Procedures......................................................................    44

       12.7       Exhaustion of Administrative Remedies.....................................................    44

   ARTICLE 13  AMENDMENT AND TERMINATION....................................................................    45

       13.1       Right To Amend or Terminate...............................................................    45

       13.2       Protection of Participants................................................................    45

       13.3       Effect of Termination....................................................................    45

       13.4       Allocation of Trust Fund Upon Termination.................................................    45

       13.5       Partial Termination.......................................................................    45

   ARTICLE 14  MISCELLANEOUS PROVISIONS.....................................................................    46

       14.1       Merger, Consolidation or Transfer.........................................................    46

       14.2       No Assignment of Property Rights..........................................................    46

       14.3       Qualified Domestic Relations Orders.......................................................    46
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     14.4       Compliance With USERRA....................................................................     46

     14.5       No Employment Rights......................................................................     47

     14.6       Construction..............................................................................     47

     14.7       Choice of Law.............................................................................     47

ARTICLE 15  EXECUTION......................................................................................    48

APPENDIX A  LIMITATIONS ON CONTRIBUTIONS...................................................................   A-1

APPENDIX A  LIMITATIONS ON CONTRIBUTIONS...................................................................   A-1

ARTICLE 1   DEFINITIONS....................................................................................   A-1

ARTICLE 2   DEFERRAL AND AVERAGE DEFERRAL PERCENTAGE LIMITATIONS...........................................  A-10

ARTICLE 3   AVERAGE CONTRIBUTION PERCENTAGE LIMITATIONS....................................................  A-16

ARTICLE 4   MULTIPLE USE LIMITATIONS.......................................................................  A-20

ARTICLE 5   BENEFITS AND ALLOCATIONS LIMITATIONS...........................................................  A-22

ARTICLE 6   SPECIAL TOP-HEAVY PROVISIONS...................................................................  A-24

                         VARIAN MEDICAL SYSTEMS, INC.

                                RETIREMENT PLAN

              (As Amended and Restated Effective October 2, 1999)

The Plan was adopted effective as of October 1, 1955. The Plan was last amended and restated effective as of October 1, 1989 and then known as the Varian Associates, Inc. Retirement and Profit-Sharing Program. The Plan was amended four times thereafter and is now amended and restated effective as of October 2, 1999 and renamed the Varian Medical Systems, Inc. Retirement Plan. Except as otherwise expressly provided herein, the rights and benefits of any Participant whose employment terminated prior to October 2, 1999, shall not be determined under the Plan as in effect as of October 2, 1999, but shall, instead, be determined under the Plan as in effect as of such Participant's termination date. The Plan is set forth in a single document but is treated as two separate plans for purposes of the Code. One component is intended to qualify as a money purchase plan under section 401(a) of the Code and the other component is intended to qualify as a profit-sharing plan under section 401(a) of the Code, including a salary deferral arrangement intended to qualify under section 401(k) of the Code. The Plan is subject to amendment or termination at any time pursuant to Section 13.1, including (without limitation) amendments required to meet regulations and rules issued by the Secretary of the Treasury or his delegate or the Secretary of Labor. Certain capitalized terms used in the text of the Plan are defined in Article 1 and Appendix A in alphabetical order.

                                   ARTICLE 1

                                  DEFINITIONS
                                  -----------

1.1  "Accounts" means, to the extent applicable, the Participant's Pension
      --------
     Accounts and his or her Profit-Sharing Accounts.

1.2  "Affiliated Group" means a group of one or more chains of corporations
      ----------------
     connected through stock ownership with the Company, if:

     (a) Stock possessing at least 80 percent of the total combined voting power of all classes of stock entitled to vote or at least 80 percent of the total value of shares of all classes of stock of each of the corporations, except the Company, is owned by one or more of the other corporations; and

     (b) The Company owns stock possessing at least 80 percent of the total combined voting power all classes of stock entitled to vote or at least 80 percent of the total value of shares of all classes of stock of at least one of the other corporations excluding, in computing such voting power or value, stock owned directly by such other corporations.

     In addition, the term "Affiliated Group" includes any other entity that the Company has designated in writing as a member of the Affiliated Group for purposes of the Plan. An entity shall be considered a member of the Affiliated Group only with respect to periods for which such designation is in effect or during which the relationship described in subsections (a) and
     (b) above exists.

1.3  "After-Tax Contributions" means the contributions made pursuant to Section
      -----------------------
     3.2 and that are included in the Participant's taxable compensation.

1.4  "Alternate Payee" means a spouse, former spouse, child or other dependent
      ---------------
     of a Participant who is recognized by a domestic relations order as having a right to receive all or a portion of such Participant's Plan Benefit.

1.5  "Annuity Starting Date" means the first day of the first period for which
      ---------------------
     an amount is payable under the Plan.

1.6  "Before-Tax Contributions" means the contributions made pursuant to Section
      ------------------------
     3.1 and that are deemed to be employer contributions for tax purposes and will not be included in the Participant's taxable compensation until such contributions are distributed in accordance with the terms of the Plan.

1.7  "Beneficiary" means the person or persons determined under Section 7.15.
      -----------

1.8  "Code" means the Internal Revenue Code of 1986, as amended.
      ----

1.9  "Company" means Varian Medical Systems, Inc., a Delaware corporation and
      -------
     known as Varian Associates, Inc. prior to April 3, 1999.

1.10 "Company Matching Contributions" means the contributions made pursuant to
      ------------------------------
     Section 4.1.

1.11 "Deferred Retirement Date" means, in the case of a Participant who
      ------------------------
     continues to be an Employee after his or her Normal Retirement Date, the date on which such Participant ceases to be an Employee.

1.12 "Direct Rollover" means an Eligible Rollover Distribution that is paid by
      ---------------
     the Plan for the benefit of a Distributee to an Eligible Retirement Plan specified by the Distributee, or an Eligible Rollover Distribution that is received by the Plan from an Eligible Retirement Plan for the benefit of an Eligible Employee.

1.13 "Disability Retirement Date" means the date on which a Participant ceases
      --------------------------
     to be an Employee on account of Total Disability.

1.14 "Distributee" means a Participant, a Beneficiary (if he or she is the
      -----------
     surviving spouse of a Participant) or an Alternate Payee under a qualified domestic relations order (if he or she is the spouse or former spouse of the Participant).

1.15 "Early Retirement Date" means the date on which a Participant:
      ---------------------

     (a) Has attained age 55 or later while an Employee and has had a period of Service of at least five full years; or

     (b) Has attained age 50 or later while an Employee and has had a period of Service of at least 10 full years.

1.16 "Earnings" means an Employee's regular straight-time base wages or salary,
      --------
     the straight-time portion of compensation paid for overtime hours, sales and service incentive pay identified as eligible for benefit program participation in a sales or service incentive pay plan, MIP Bonus, personal paid leave pay (other than personal paid leave paid in a lump-sum full or partial cashout before or after termination of employment), sick leave bank pay, and holiday pay paid by the Employer. "Earnings" shall be computed without regard to any election to reduce or defer salary under this Plan or any cafeteria plan under section 125 of the Code. "Earnings" shall not include:

     (a) Any Employer Contributions to this Plan or any other employee benefit plan for or on account of the Employee, except as otherwise provided in this Section 1.16;

     (b)  Special or premium payments, such as overtime or shift differential;

     (c) Compensation for hours worked in excess of 80 hours in a two-week pay period for an Employee classified by the Company as a full-time employee;

     (d) Compensation for hours worked in excess of 58 hours in a two-week pay period for an Employee classified by the Company as other than a full-time employee;

     (e)  Workers' compensation or disability payments;

     (f)  Relocation allowances;

     (g) Any other special payment or bonus (provided, however, that lump-sum payments made in lieu of merit increases shall be included in Earnings);

     (h) Earnings for periods of employment prior to becoming a Participant in the Plan;

     (i) Earnings paid after a Participant has ceased to be an Employee (provided, however, that for this purpose a Participant's last regular paycheck shall be deemed to be paid on his or her last day as an Employee);

     (j)  Payments characterized by the Company as salary continuation payments;
          or

     (k)  Compensation in excess of the 401(a)(17) Limit in a Plan Year.

1.17 "EIP Bonus" means the annual bonus that may be paid to an Eligible Employee
      ---------
     by an Employer in accordance with the Employer's employee incentive program.

1.18 "EIP Bonus Contributions" means the contributions made pursuant to Section
      -----------------------
     3.4 and that are deemed to be employer contributions for tax purposes and will not be included in the Participant's taxable compensation until such contributions are distributed in accordance with the terms of the Plan.

1.19 "Election Period" means the 90 consecutive days ending on a Participant's
      ---------------
     Annuity Starting Date.

1.20 "Eligible Employee" means an Employee of an Employer who is paid on the
      -----------------
     Payroll of the Employer. The foregoing notwithstanding, the term "Eligible Employee" shall not include an Employee who is:

     (a) A nonresident alien with respect to the United States who receives no earned income (within the meaning of section 911(b) of the Code) from an Employer that constitutes income from sources within the United States (within the meaning of section 861(a)(3) of the Code);

     (b) A member of a collective bargaining unit who is covered by a collective bargaining agreement with an Employer, where retirement benefits were the subject of good-faith bargaining, unless the agreement specifically provides for coverage of the Employee under the Plan;

     (c) A nonresident alien employed on a temporary assignment in the United States;

     (d) A "leased employee" with respect to an Employer under section 414(n) of the Code or an individual who would be a leased employee but for the period of service requirement in section 414(n)(2)(B) of the Code;

     (e) Included in an employee classification that the Employer has designated in writing as ineligible to participate in the Plan; or

     (f) Subject to a written agreement that provides that he or she shall not be eligible to participate in the Plan.

     An individual's status as an Eligible Employee shall be determined by the Employer, and the determination shall be conclusive and binding on all persons. If, during any period, the Employer has not regarded an individual as an Employee and, for that reason, has not withheld employment taxes with respect to that individual, then that individual shall not be an Eligible Employee for that period, including in the event that the individual is determined, retroactively, to have been an Employee during all or any portion of that period.

1.21 "Eligible Retirement Plan" means an individual retirement account described
      ------------------------
     in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts a Distributee's Eligible Rollover Distribution, except that, if the Distributee is the surviving spouse of a Participant, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

1.22 "Eligible Rollover Distribution" means a distribution of all or any portion
      ------------------------------
     of the balance to the credit of a Distributee, excluding (a) a distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of 10 years or more; (b) a distribution to the extent such distribution is required under section 401(a)(9) of the Code; (c) the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); (d) a distribution described in section 1.402(c)-2 Q&A 4 of the Treasury Regulations; and (e) with regard to a distribution made after December 31, 1999, a distribution to the extent such distribution is from an elective deferral account and is a hardship distribution described in section 401(k)(2)(B)(i)(IV) of the Code and the Distributee is not eligible for a distribution otherwise described in section 401(k)(2)(B)(i) of the Code.

     Notwithstanding the foregoing, solely with regard to distributions made after October 2, 1999 and before January 1, 2000, a distribution to the extent such distribution is from an elective deferral account and is a hardship distribution described in section 401(k)(2)(B)(i)(IV) of the Code shall not be considered an Eligible Rollover Distribution for purposes of the direct rollover provisions of section 401(a)(31) of the Code and the mandatory federal income tax withholding provisions of section 3405(c) of the Code.

1.23 "Employee" means an individual who (a) is a common-law employee of a member
      --------
     of the Affiliated Group or (b) is a "leased employee" (within the meaning of section 414(n) of the Code) with respect to a member of the Affiliated Group. "Employee" shall not include an individual receiving payments characterized by the Company as salary continuation payments.

1.24 "Employee Contributions" means Before-Tax Contributions, After-Tax
      ----------------------
     Contributions, EIP Bonus Contributions, Rollover Contributions, Old Required Before-Tax Contributions, Old Required After-Tax Contributions, Old Voluntary Before-Tax Contributions, Old Voluntary After-Tax Contributions, Old Cash Profit-Sharing Contributions and Old Required Contributions.

1.25 "Employer" means the Company and any other member of the Affiliated Group
      --------
     that has been designated in writing as an Employer by the Company.

1.26 "Employer Contributions" means Company Matching Contributions, Retirement
      ----------------------
     Profit-Sharing Contributions and Old Company Basic Contributions.

1.27 "ERISA" means the Employee Retirement Income Security Act of 1974 (P.L. 93-
      -----
     406), as amended.

1.28 "401(a)(17) Limit" means the dollar limitation on compensation taken into
      ----------------
     account under the Plan pursuant to section 401(a)(17) of the Code. For purposes of applying the 401(a)(17) Limit to Before-Tax Contributions and After-Tax Contributions, the 401(a)(17) Limit is prorated by pay period, except with respect to sales incentive pay and MIP Bonuses. In some circumstances, proration may require rounding which, in turn, causes the actual amount taken into account under the Plan to be slightly less than the limitation amount in effect for the Plan Year under section 401(a)(17) of the Code. As an example of proration of the 401(a)(17) Limit, with respect to a Plan Year in which the 401(a)(17) Limit is $160,000, the maximum dollar amount of Before-Tax Contributions and After-Tax Contributions that may be made for a biweekly pay period is determined by applying the contribution percentage elected by the Participant under Sections 3.1 and 3.2 to the Participant's Earnings for the pay period or $6,153.84 ($160,000/26), whichever is less. If a Participant receives sales incentive pay or a MIP Bonus, whether the 401(a)(17) limit has been reached is determined by cumulating the lesser of actual Earnings or the prorated 401(a)(17) Limit for each prior biweekly pay period for the Plan Year and adding the sales incentive pay or MIP Bonus to that cumulated amount. EIP Bonus Contributions (which are made for a Plan Year within approximately two months following the end of the Plan Year) shall be permitted to the extent that the Participant's Earnings for such Plan Year, together with his or her EIP Bonus, do not exceed the 401(a)(17) Limit.

     For Plan Years commencing before January 1, 1997, for purposes of applying the 401(a)(17) Limit to Earnings, the Earnings of any of the 10 most highly compensated Highly Compensated Employees (as such term is defined in Article 1 of Appendix A) or any five-percent owner shall be determined by combining the Earnings of such top-10 Highly Compensated Employee or five-percent owner with the Earnings of any Employees who are family members of such top-10 Highly Compensated Employee or five-percent owner. (For purposes of this Section 1.28, "family members" means an individual's spouse and any lineal descendants who have not attained age 19 prior to the end of the Plan Year.) If, as a result of the application of such family-aggregation rules, the 401(a)(17) Limit is exceeded, then the 401(a)(17) Limit shall be prorated among the individuals in each family-aggregation group in proportion to each such individual's Earnings, determined without regard to the application of the family-aggregation rules or the 401(a)(17) Limit.

1.29 "Investment Funds" means the funds described in Section 5.1.
      ----------------

1.30 "Investment Manager" means any person who is:
      ------------------

     (a) Registered as an investment adviser under the Investment Advisers Act of 1940;

     (b)  A "bank," as defined in such Act; or

     (c) An insurance company qualified to perform investment management services under the laws of more than one state.

1.31 "Loan Account" means the record maintained for purposes of accounting for a
      ------------
     Participant's loan and payments of principal and interest thereon.

1.32 "MIP Bonus" means the annual bonus that may be paid to an Eligible Employee
      ---------
     by an Employer in accordance with the Employer's management incentive program.

1.33 "Normal Retirement Date" means the date on which a Participant attains age
      ----------------------
     65.

1.34 "Old Cash Profit-Sharing Contribution" means a "Cash Profit-Sharing
      ------------------------------------
     Contribution" made by the Participant pursuant to the Prior Plan.

1.35 "Old Company Basic Contribution" means a "Company Basic Contribution" made
      ------------------------------
     on the Participant's behalf pursuant to the Prior Plan.

1.36 "Old Required After-Tax Contribution" means a "Required Contribution" made
      -----------------------------------
     by the Participant pursuant to the Prior Plan and included in the Participant's taxable compensation.

1.37 "Old Required Before-Tax Contribution" means a "Required Contribution" made
      ------------------------------------
     by the Participant pursuant to the Prior Plan and deemed to be an employer contribution for tax purposes and not to be included in the Participant's taxable compensation until such contribution is distributed in accordance with the terms of the Plan.

1.38 "Old Required Contribution" means an "Old Required Contribution" made by
      -------------------------
     the Participant pursuant to the Prior Plan as in effect before October 1, 1989 and included in the Participant's taxable compensation.

1.39 "Old Voluntary After-Tax Contribution" means a "Voluntary Contribution"
      ------------------------------------
     made by the Participant pursuant to the Prior Plan and included in the Participant's taxable compensation.

1.40 "Old Voluntary Before-Tax Contribution" means a "Voluntary Contribution"
      -------------------------------------
     made by the Participant pursuant to the Prior Plan and deemed to be an employer contribution for tax purposes and not to be included in the Participant's taxable compensation until such contribution is distributed in accordance with the terms of the Plan.

1.41 "Participant" means the Plan status of (a) an Eligible Employee after he or
      -----------
     she completes the eligibility requirements and enters the Plan as described in Section 2.1, and (b) an individual, not otherwise described in clause
     (a), for whom assets have been transferred from a predecessor plan merged with and into the Plan. A Participant's participation terminates at the time described in Section 2.4.

1.42 "Payroll" means the system used by an entity to pay those individuals it
      -------
     regards as its employees for their services and to withhold employment taxes from the compensation it pays to such employees. "Payroll" does not include any system the entity uses to pay individuals whom it does not regard as its employees and for whom it does not actually withhold employment taxes (including, but not limited to, individuals it regards as independent contractors).

1.43 "Pension Accounts" means the Accounts to which the Participant's After-Tax
      ----------------
     Contributions, Old Required After-Tax Contributions, Old Voluntary After-Tax Contributions, Old Required Contributions and his or her share of Company Matching Contributions and Old Company Basic Contributions are credited pursuant to Section 5.3.

1.44 "Plan" means this Varian Medical Systems, Inc. Retirement Plan.
      ----

1.45 "Plan Benefit" means the benefit payable to the Participant or to his or
      ------------
     her surviving spouse or Beneficiary pursuant to Article 7.

1.46 "Plan Year" means the fiscal year ending on the Friday nearest September
      ---------
     30.

1.47 "Predecessor Company" means a company heretofore or hereafter merged or
      -------------------
     consolidated or otherwise absorbed by an Employer or all or a substantial part of the assets or business of which is acquired by an Employer.

1.48 "Prior Plan" means the Plan as in effect prior to October 2, 1999.
       ----------

1.49 "Profit-Sharing Accounts" means the Accounts to which the Participant's
      -----------------------
     Before-Tax Contributions, EIP Bonus Contributions, Rollover Contributions, Old Required Before-Tax Contributions, Old Voluntary Before-

     Tax Contributions, Old Cash Profit-Sharing Contributions and his or her share of Retirement Profit-Sharing Contributions are credited pursuant to
     Section 5.4.

1.50 "QDRO" means a domestic relations order that creates or recognizes an
      ----
     Alternate Payee's right to, or assigns an Alternate Payee the right to, receive all or a portion of a Participant's Plan Benefit and that satisfies the additional requirements specified by section 414(p) of the Code and the regulations thereunder.

1.51 "Qualified Preretirement Survivor Annuity" means a monthly annuity in the
      ----------------------------------------
     form described in Section 7.8(a).

1.52 "Qualified Retirement Annuity" means a monthly annuity that is actuarially
      ----------------------------
     equivalent to the Participant's Plan Benefit attributable to his or her Pension Accounts and that is payable (a) in the case of a married Participant, for the life of the Participant, with 50 percent of such annuity continued for the life of the Participant's spouse if he or she survives the Participant and (b) in the case of an unmarried Participant, for the life of the Participant.

1.53 "Reduction in Force" means an action taken by the Company to reduce the
      ------------------
     workforce due to existing or anticipated business or economic conditions. Whether an Employee's employment has been terminated as part of a Reduction in Force shall be determined by the Company.

1.54 "Required Beginning Date" means the latest date benefit payments shall
      -----------------------
     commence to a Participant in accordance with section 401(a)(9) of the Code.

     (a) For calendar years commencing before January 1, 1997, such date shall mean:

          (1) With regard to a Participant who attained age 70 1/2 in 1996, who did not sever from all employment with any member of the Affiliated Group before January 1, 1997 and who is not a five-percent owner, the April 1 that next follows (A) the calendar year in which the Participant attained age 70 1/2, or (B) if the Participant elected to apply this clause (B), the calendar year in which the Participant severs from all employment with any member of the Affiliated Group (and any such election must have been made prior to January 1, 1998); and

          (2) With regard to a Participant who attained age 70 1/2 before January 1, 1996, or in 1996 if he or she severed from all employment with any member of the Affiliated Group before January 1, 1997 or he or she was a five-percent owner, the April 1 that next follows the calendar year in which the Participant attained age 70 1/2.

     (b) For calendar years commencing after December 31, 1996 and before January 1, 2000, such date shall mean:

          (1) With regard to a Participant who attained age 70 1/2 in 1997, 1998 or 1999, who did not sever from all employment with any member of the Affiliated Group before January 1 of the calendar year following the calendar year in which he or she attained age 70 1/2 and who is not a five-percent owner, the April 1 that next follows (A) the calendar year in which the Participant attained age 70 1/2, or (B) if the Participant elected to apply this clause (B), the calendar year in which the Participant severs from all employment with any member of the Affiliated Group (and any such election must have been made prior to the April 1 of the calendar year following the calendar year in which he or she attained age 70 1/2); and

          (2) With regard to a Participant who is a five-percent owner, the April 1 that next follows the calendar year in which the Participant attains age 70 1/2. 70 1/2.

     (c) For calendar years commencing after December 31, 1999, such date shall mean:

          (1) With regard to a Participant who is not a five-percent owner, the April 1 that next follows the later of (A) the calendar year in which the Participant attains age 70 1/2, or (B) the calendar year in which the Participant severs from all employment with any member of the Affiliated Group; and;

          (2) With regard to a Participant who is a five-percent owner, the April 1 that next follows the calendar year in which the Participant attains age 70 1/2.

     For purposes of this Section 1.54, a Participant shall be considered a five-percent owner if the Participant is a five-percent owner determined in accordance with section 416 of the Code, but without regard to whether the Plan is top-heavy and taking into account any modifications under section 401(a)(9) of the Code.

1.55 "Retirement Date" means a Normal Retirement Date, Deferred Retirement Date,
      ---------------
     Early Retirement Date or Disability Retirement Date.

1.56 "Retirement Profit-Sharing Contributions" means the contributions made
      ---------------------------------------
     pursuant to Section 4.2.

1.57 "Rollover Contributions" means the contributions made pursuant to Section
      ----------------------
     3.5.

1.58 "Service" means the period commencing with the first day an Employee
      -------
     commences active employment as an Employee and ending on the day the Employee terminates employment. An Employee terminates employment on the date he or she quits, retires, is terminated or discharged, or dies. Notwithstanding the foregoing, if an Employee terminates employment and returns to work within one year, the period of separation shall be considered as part of the Employee's Service. An Employee is considered to have returned to work on the first day following his or her absence on which he or she returns to active employment as an Employee.

     Service shall also include any Service with a Predecessor Company:

     (a) If, and to the extent, such employment with the Predecessor Company is required to be treated as employment with the Employer under regulations prescribed by the Secretary of the Treasury; or

     (b) If, and to the extent, provided by the Company in its discretion (exercised in a manner that does not discriminate in favor of Highly Compensated Employees).

1.59 "Total Disability" means the inability of the Participant to engage in any
      ----------------
     substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to continue for life and that has actually continued for at least six months. Whether a Participant has incurred a Total Disability shall be determined by the Company, based upon medical evidence.

1.60 "Trust" means the trust established pursuant to the provisions of Article
      -----
     10.

1.61 "Trust Agreement" means the trust agreement or agreements between the
      ---------------
     Company and the Trustee, as amended from time to time.

1.62 "Trust Fund" means the trust fund or funds established pursuant to the
      ----------
     Trust Agreement.

1.63 "Trustee" means the trustee or trustees appointed by the Company to hold
      -------
     assets of the Plan in trust.

1.64 "USERRA" means the Uniformed Services Employment and Reemployment Rights
      ------
     Act of 1994, as amended.

1.65 "Valuation Date" means each business day.
      --------------

                                   ARTICLE 2

                         ELIGIBILITY AND PARTICIPATION
                         -----------------------------

2.1  Eligibility
     -----------

          Each individual who is both a Participant on October 1, 1999 and an Eligible Employee on October 2, 1999, shall continue as a Participant on October 2, 1999. Each other Employee shall become a Participant in the Plan as of the date on which he or she becomes an Eligible Employee. A Participant who wishes to make contributions to the Plan shall complete the election procedures prescribed by the Company and such contributions shall begin as soon as reasonably practicable afterward.

2.2  Rehired Employees
     -----------------

          A former Participant or Employee who is rehired as an Employee shall become a Participant or resume participation as of the date on which he or she becomes an Eligible Employee. Such a Participant who wishes to make contributions to the Plan shall complete the election procedures prescribed by the Company and such contributions shall begin as soon as reasonably practicable afterward.

2.3  Suspension of Participation
     ---------------------------

          Participation in the Plan shall be suspended for any period of time during which the Participant:

          (a) Neither receives nor is entitled to receive any Earnings, including (without limitation) any leave of absence without pay; or

          (b) Does not qualify as an Eligible Employee but remains a Participant.

          A Participant shall make no Employee Contributions or receive any allocation of Employer Contributions with respect to a period of suspended participation, but a suspended Participant's Accounts shall remain invested as a part of the Trust Fund and shall continue to share in the gains, income, losses and expenses of the Trust Fund.

2.4  Termination of Participation
     ----------------------------

          A Participant's participation in the Plan shall terminate when he or she is no longer an Employee and his or her entire Plan Benefit has been distributed or on the date of his or her death, whichever occurs first. In the case of a Participant who is not entitled to a Plan Benefit, membership in the Plan shall terminate when the Participant ceases to be an Employee.

                                   ARTICLE 3

                             EMPLOYEE CONTRIBUTIONS
                             ----------------------

3.1  Before-Tax Contributions
     ------------------------

          Each Participant whose participation in the Plan is not suspended may elect to make Before-Tax Contributions to the Plan. Subject to the limitations set forth in Section 3.9 and more fully described in Appendix A, the amount of the Before-Tax Contributions shall be equal to any whole percentage of his or her Earnings, as the Participant shall elect; provided, however, that such whole percentage shall not, when combined with his or her After-Tax Contributions for the same period, exceed 15% of his or her Earnings.

          Before-Tax Contributions will be deemed to be employer contributions to the Plan for federal income tax purposes and, to the extent permitted, for purposes of other federal, state and local taxes. A Participant's election to make Before-Tax Contributions shall constitute an election to have his or her taxable salary or wages from the Employer reduced by the amount of such Before-Tax Contributions.

          Before-Tax Contributions shall be credited to the Participant's Profit-Sharing Accounts as described in Section 5.4.

3.2  After-Tax Contributions
     -----------------------

          Each Participant whose participation in the Plan is not suspended may elect to make After-Tax Contributions to the Plan. Such After-Tax Contributions may begin no earlier than the payroll period beginning on or after the date the Participant completes at least one year of Service. Subject to the limitations set forth in Section 3.9 and more fully described in Appendix A, the amount of the After-Tax Contributions shall be equal to any whole percentage of his or her Earnings, as the Participant shall elect; provided, however, that such whole percentage shall not, when combined with his or her Before-Tax Contributions for the same period, exceed 15% of his or her Earnings.

          After-Tax Contributions shall be made out of taxable salary or wages and shall be included in the Participant's gross income for federal, state and local income tax purposes in the year such contributions are contributed to the Plan.

          After-Tax Contributions shall be credited to the Participant's Pension Accounts as described in Section 5.3.

3.3  Changing, Discontinuing or Resuming After-Tax and/or Before-Tax
     ---------------------------------------------------------------
     Contributions
     -------------

          Subject to the limitations set forth in Sections 3.1, 3.2 and 3.9 and more fully described in Appendix A, a Participant may elect to change the rate of his or her Before-Tax and/or After-Tax Contributions or may elect to discontinue such Contributions. A Participant who has discontinued any such Contributions and who is not suspended under Section 2.3 may elect to resume making such Contributions.

3.4  EIP Bonus Contribution
     ----------------------

          Each Participant (a) who is an Employee on the last day of the Company's fiscal year (including a Participant who is on an approved leave of absence on such date) or (b) whose employment terminated during such fiscal year as part of a Reduction in Force may elect to have all or a portion of his or her EIP Bonus contributed to the Plan as an EIP Bonus Contribution. Subject to the limitations set forth in
          Section 3.9 and more fully described in Appendix A, the amount of the EIP Bonus Contribution shall be equal to 10% or any multiple of 10% of his or her EIP Bonus, as the Participant shall elect.

          EIP Bonus Contribution will be deemed to be employer contributions to the Plan for federal income tax purposes and, to the extent permitted, for purposes of other federal, state and local taxes. A Participant's election to make an EIP Bonus Contribution shall constitute an election to have his or her taxable salary or wages from the Employer reduced by the amount of such EIP Bonus Contribution.

          EIP Bonus Contributions shall be credited to the Participant's Profit-Sharing Accounts as described in Section 5.4, and shall be treated as a contribution relating to the Plan Year ending prior to the payment date for the EIP Bonus.

3.5  Rollover Contributions
     ----------------------

          With the Company's prior approval and in accordance with the procedures and rules prescribed by the Company, any Participant who is an Eligible Employee may make one or more Rollover Contributions to the Plan, including a Direct Rollover. A Rollover Contribution shall be permitted only if it is attributable to the Eligible Employee's participation in a retirement plan sponsored by another employer or the Employer and meets both of the following conditions:

          (a) The contribution must be made entirely in the form of U.S. dollars; and

          (b) The Eligible Employee must demonstrate to the Company's satisfaction that the contribution qualifies as a rollover contribution under section 402(c)(4), 403(a)(4) or 408(d)(3) or a similar provision of the Code.

          Rollover Contributions that do not constitute a Direct Rollover, must be paid to the Trustee in cash within 60 days after the date the distribution was received by the Participant from a retirement plan or conduit individual retirement account.

          A Rollover Contribution shall be paid to the Company in a lump sum in cash and shall be credited to the Participant's Profit-Sharing Accounts as described in Section 5.4.

          If the Company later determines that an amount contributed pursuant to this Section 3.5 did not in fact qualify as a rollover contribution, within the meaning of section 402(c)(4), 403(a)(4) or 408(d)(3) or a similar provision of the Code, the Company shall direct the Trustee to immediately segregate from all other Plan assets the balance credited to the Participant's Profit-Sharing Accounts attributable to such amount, treat the amount as a nonqualified trust established by and for the benefit of the Participant, and distribute the amount to the Participant.

3.6  Election Procedure
     ------------------

          All elections under this Article 3 shall be made in accordance with the procedures prescribed by the Company and shall be put into effect at the time prescribed by the Company's procedures.

3.7  Withholding of Before-Tax, After-Tax and EIP Bonus Contributions
     ----------------------------------------------------------------

          Before-Tax, After-Tax and EIP Bonus Contributions made pursuant to this Article 3 shall be made through payroll deductions, except to the extent another method of payment of After-Tax Contributions is expressly approved in writing by the Company.

3.8  Deposit with Trustee
     --------------------

          Before-Tax, After-Tax, EIP Bonus and Rollover Contributions made pursuant to this Article 3 shall be deposited with the Trustee as soon as reasonably practicable after they are withheld from a Participant's Earnings or are otherwise received by the Company.

3.9  Limitations on Before-Tax, After-Tax and EIP Bonus Contributions
     ----------------------------------------------------------------

          In addition to the limitations on Before-Tax, After-Tax and EIP Bonus Contributions described elsewhere in this Article 3, the following limitations shall also apply:

          (a)  Annual Deferral Limit. As is more fully described in Section 2.1
               ---------------------
               of Appendix A, a Participant's Before-Tax Contributions and EIP Bonus Contributions for a calendar year together with certain other elective deferrals, may not exceed the Annual Deferral Limit. Before-Tax Contributions and EIP Bonus Contributions representing Excess Deferrals may be distributed to a Participant.

          (b)  ADP and Multiple Use Tests. As is more fully described in
               --------------------------
               Articles 2 and 4 of Appendix A, for each Plan Year, the Plan shall satisfy the ADP Test and, if applicable, the Multiple Use Test. Before-Tax Contributions and EIP Bonus Contributions representing Excess Contributions may be distributed to certain Participants who are Highly Compensated Employees.

          (c)  ACP and Multiple Use Tests. As is more fully described in
               --------------------------
               Articles 3 and 4 of Appendix A, for each Plan Year, the Plan shall satisfy the ACP Test and, if applicable, the Multiple Use Test. After-Tax Contributions representing Excess

               Aggregate Contributions may be distributed to certain Participants who are Highly Compensated Employees.

          (d)  Annual Addition Limit. As is more fully described in Article 5 of
               ---------------------
               Appendix A, for each Plan Year, the aggregate contributions (excluding rollover contributions) and forfeitures allocated to a Participant's Account and his or her account in all other defined contribution plans maintained by a member of the Section 415 Employer Group may not exceed the lesser of $30,000 or 25% of the Participant's Section 415 Compensation. Before-Tax Contributions, EIP Bonus Contributions and/or After-Tax Contributions representing excess Annual Additions may be distributed to a Participant.

          (e)  Conditional and Mistaken Contributions. Notwithstanding any
               --------------------------------------
               provision of the Plan to the contrary, Before-Tax Contributions and EIP Bonus Contributions are conditioned upon their deductibility under section 404 of the Code. If the deductibility of a Before-Tax Contribution or an EIP Bonus Contribution is denied, the amount for which a deduction is disallowed (reduced by any losses incurred with respect to such amount) shall be returned to the Employer within one year after the disallowance of the deduction.

               If a Before-Tax Contribution or an EIP Bonus Contribution is made to the Plan by reason of a mistake of fact, the amount contributed by reason of such mistake (reduced by any losses incurred with respect to such amount) shall be returned to the Employer within one year after the date such Contribution was made. If an After-Tax Contribution is made to the Plan by reason of a mistake of fact, the amount contributed by reason of such mistake (reduced by any losses incurred with respect to such amount) shall be returned to the Participant within one year after the date such Contribution was made

                                   ARTICLE 4

                             EMPLOYER CONTRIBUTIONS
                             ----------------------

4.1  Company Matching Contributions
     ------------------------------

          Subject to the limitations set forth in Section 4.4 and more fully described in Appendix A, for each payroll period a Participant makes a Before-Tax or After-Tax Contribution and for each Plan Year a Participant makes an EIP Bonus Contribution, the Employer shall make a Matching Contribution; provided, however, that the Participant has completed a period of Service of at least one year on or before the first day of the payroll period or Plan Year, as applicable. The Employer's Matching Contribution shall be equal to 100% of the sum of each such eligible Participant's Before-Tax and After-Tax Contributions not in excess of 6% of his or her Earnings for the payroll period and 100% of up to 6% of his or her EIP Bonus Contributions.

          For each Plan Year, the Employer shall also make a reconciling Company Matching Contribution. Subject to the limitations set forth in Section
          4.4 and more fully described in Appendix A, the Employer's reconciling Company Matching Contribution shall be equal to the difference, if any, between the amount of Company Matching Contributions made on behalf of each Participant for the Plan Year (excluding Company Matching Contributions attributable to a Participant's EIP Bonus Contributions) and the amount of Company Matching Contributions that would have been made on behalf of each Participant for the Plan Year if the Company Matching Contribution had been made on a Plan Year basis (rather than a payroll period basis) and calculated on the sum of each Participant's Before-Tax and After-Tax Contributions not in excess of 6% of his or her Earnings for the Plan Year. For this purpose, only a Participant's Before-Tax Contributions and Earnings for payroll periods beginning on or after the date when he or she completes one year of Service shall be taken into account.

          Company Matching Contributions shall be credited to the Participant's Pension Accounts as described in Section 5.3.

4.2  Retirement Profit-Sharing Contribution
     --------------------------------------

          Subject to the limitations set forth in Section 4.4 and more fully described in Appendix A, for each Plan Year, the Employer may make a Retirement Profit-Sharing Contribution in an amount determined by the Company, including zero. If a Retirement Profit Sharing Contribution is made, the Retirement Profit-Sharing Contribution shall be allocated to each Participant who has completed a period of Service of at least one year on or before the last day of the Plan Year with respect to which the Retirement Profit-Sharing Contribution is made and who is an Employee (including a Participant who is on an approved leave of absence) on the last day of such Plan Year or who terminated employment during such Plan Year as part of a Reduction in Force or due to his or her death. The allocation shall be made in the proportion that the Earnings of the Participant bear to the total Earnings of all eligible Participants. For this purpose, only a Participant's Earnings for payroll periods beginning on or after the date when he or she completes one year of Service shall be taken into account.

          Retirement Profit-Sharing Contributions shall be credited to the Participant's Profit-Sharing Accounts as described in Section 5.4

4.3  Deposit with Trustee
     --------------------

          Company Matching and Retirement Profit-Sharing Contributions pursuant to this Article 4 shall be made by the Employer no later than a reasonable time following the close of the Plan Year to which such Contributions relate; provided, however, for purposes of deducting such Contributions, in no event shall any such Contributions be made after the time prescribed for filing the federal income tax return of the Employer (including extensions thereof) for the Employer's taxable year with or within which such Plan Year ends.

4.4  Limitations on Company Matching and Retirement Profit-Sharing Contributions
     ---------------------------------------------------------------------------

     In addition to the limitations on Company Matching and Retirement Profit-Sharing Contributions described elsewhere in this Article 4, the following limitations shall also apply:

     (a)  ACP and Multiple Use Tests. As is more fully described in Articles 3
          --------------------------
          and 4 of Appendix A, for each Plan Year, the Plan shall satisfy the ACP Test and, if applicable, the Multiple Use Test. Company Matching Contributions representing Excess Aggregate Contributions may be distributed to certain Participants who are Highly Compensated Employees.

     (b)  Annual Addition Limit. As is more fully described in Article 5 of
          ---------------------
          Appendix A, for each Plan Year, the aggregate contributions (excluding rollover contributions) and forfeitures allocated to a Participant's Account and his or her account in all other defined contribution plans maintained by a member of the Section 415 Employer Group may not exceed the lesser of $30,000 or 25% of the Participant's Section 415 Compensation. Company Matching Contributions and Retirement Profit-Sharing Contributions representing excess Annual Additions may be forfeited on behalf of a Participant.

     (c)  Conditional and Mistaken Contributions. Notwithstanding any provision
          --------------------------------------
          of the Plan to the contrary, Company Matching Contributions and Retirement Profit-Sharing Contributions are conditioned upon their deductibility under section 404 of the Code. If the deductibility of a Company Matching Contribution or a Retirement Profit-Sharing Contribution is denied, the amount for which a deduction is disallowed (reduced by any losses incurred with respect to such amount) shall be returned to the Employer within one year after the disallowance of the deduction.

          If a Company Matching Contribution or a Retirement Profit-Sharing Contribution is made to the Plan by reason of a mistake of fact, the amount contributed by reason of such mistake (reduced by any losses incurred with respect to such amount) shall be returned to the Employer within one year after the date the Contribution was made.

                                   ARTICLE 5


                  INVESTMENT FUNDS AND PARTICIPANTS' ACCOUNTS
                  -------------------------------------------

5.1  Investment Funds
     ----------------

          All contributions to the Plan made pursuant to Articles 3 and 4 shall be paid to the Trust Fund established under the Plan. All such contributions shall be invested as provided under the terms of the Trust Agreement, which may include provision for the separation of assets into separate Investment Funds.

5.2  Investment of Contributions
     ---------------------------

          Before-Tax, After-Tax, EIP Bonus, Rollover, Company Matching and Retirement Profit-Sharing Contributions shall be apportioned among one or more of the Investment Funds as the Participant may specify in accordance with the procedures prescribed by the Company. A Participant may elect to change the investment instructions with respect to future contributions in accordance with the procedures prescribed by the Company.

5.3  Pension Accounts
     ----------------

          A Participant's Pension Accounts shall consist of his or her After-Tax Contributions, Old Required After-Tax Contributions, Old Voluntary After-Tax Contributions, Old Required Contributions and his or her share of Company Matching Contributions and Old Company Basic Contributions, adjusted to reflect transfers and withdrawals from such Pension Accounts and earnings, gains, expenses and losses attributable to the Investment Funds in which such contributions are invested.

5.4  Profit-Sharing Accounts
     -----------------------

          A Participant's Profit-Sharing Accounts shall consist of his or her Before-Tax Contributions, EIP Bonus Contributions, Rollover Contributions, Old Required Before-Tax Contributions, Old Voluntary Before-Tax Contributions, Old Cash Profit-Sharing Contributions and his or her share of Retirement Profit-Sharing Contributions, adjusted to reflect transfers and withdrawals from such Profit-Sharing Accounts and earnings, gains, expenses and losses attributable to the Investment Funds in which such contributions are invested.

5.5  Transfers Among Investment Funds
     --------------------------------

          A Participant may elect to reapportion the values of the existing balances in his or her Accounts among the Investment Funds by properly following procedures prescribed by the Company, which may include that the Participant direct such reapportionment in whole percentage values of each Investment Fund. For this purpose, the value of his or her Accounts shall be determined as of the Valuation Date the transfer election is processed. The foregoing notwithstanding, no reapportionment election shall cause the transfer of amounts between a Participant's Pension Accounts and Profit-Sharing Accounts.

5.6  Allocation of Investment Income
     -------------------------------

          As soon as reasonably practicable after each Valuation Date, and within 90 days after the removal or resignation of the Trustee, the Trustee shall value the assets of the Trust Fund on the basis of fair market value as of the Valuation Date (or the day of resignation or removal of the Trustee if it is not a Valuation Date). Where separate Investment Funds have been established pursuant to Section 5.1, the Trustee shall value each such Investment Fund separately.

          Each Account (other than a Loan Account) shall be revalued at fair market value and adjusted as of each Valuation Date, before adjustment for contributions, distributions and other items since the preceding Valuation Date, to reflect the Participant's share of any realized or unrealized investment income, gains, losses and expenses of the Investment Fund in which such Account was invested that have accrued during the period since the last Valuation Date. A Participant's share shall be proportionate to the ratio that the balance in his or her Account as of the preceding Valuation Date bore to the total balances as of the preceding Valuation Date in all Accounts invested in the Investment Fund.

5.7  Account Statements
     ------------------

          As soon as practicable after the last day of each Plan Year (and after such other dates as the Company may determine), there shall be prepared and delivered to each Participant a written statement showing the fair market value of his or her Accounts as of the applicable date and such other information as the Company may determine.

                                   ARTICLE 6


                                    VESTING
                                    -------

6.1  Fully Vested Accounts
     ---------------------

          A Participant shall always be 100 percent vested in the entire balance in his or her Pension Accounts and Profit-Sharing Accounts.

                                   ARTICLE 7


                          DISTRIBUTION OF PLAN BENEFIT
                          ----------------------------

7.1  Time of Distribution
     --------------------

          A Participant who ceases to be an Employee shall become entitled to receive his or her Plan Benefit as soon as reasonably practicable after the termination of the Participant's employment. The Participant shall elect an immediate or deferred distribution by completing the distribution election procedures prescribed by the Company pursuant to
          Section 7.6. In the absence of any election, the Participant shall be deemed to have elected a deferred distribution subject to the limitation of Section 7.5.

7.2  Amount of Plan Benefit
     ----------------------

          A Participant's Plan Benefit shall consist of the Participant's entire interest in his or her Accounts, reduced by the amount of any outstanding loan under Article 9. The value of a Plan Benefit shall be determined as of the Valuation Date the distribution is processed.

7.3  Methods of Distribution From Pension Accounts
     ---------------------------------------------

          (a)  Annuity Contracts
               -----------------

               A Participant's Plan Benefit attributable to his or her Pension Accounts shall be distributed in the form of a nontransferable annuity contract purchased from a company selected by the Company, unless the Participant has elected an optional form of distribution described in Subsection (b) below. The form of annuity contract available under the Plan shall be limited to a Qualified Retirement Annuity.

          (b)  Optional Forms of Distribution
               ------------------------------

               (1) A Participant may elect to have his or her Plan Benefit attributable to his or her Pension Accounts distributed in the form of a single lump sum in cash.

               (2) A Participant who ceases to be an Employee after attaining a Retirement Date may elect, in accordance with the procedures prescribed by the Company, to have his or her Plan Benefit attributable to his or her Pension Accounts distributed in the form of cash payments in installments. Such a Participant may elect to have an amount equal to his or her unwithdrawn After-Tax Contributions, Old Required After-Tax Contributions, Old Voluntary After-Tax Contributions and Old Required Contributions (if any) distributed separately in the form of a single lump sum in cash. In each case, the Participant's entire Pension Accounts or, if applicable, the portion of his or her Pension Accounts remaining after the lump sum distribution of an amount equal to his or her unwithdrawn After-Tax Contributions, Old Required After-Tax Contributions, Old Voluntary After-Tax Contributions and Old Required Contributions, shall be distributed over a period not exceeding the greater of:

               (A)  The Participant's own life expectancy; or

               (B) The life expectancies of the Participant and his or her Beneficiary.

               The present value of the amounts payable to the Participant shall be more than 50 percent of the present value of the Participant's entire Pension Accounts. All life expectancies and present values shall be determined not later than the date when payments commence and shall not be redetermined thereafter. A Participant may elect to withdraw the balance of his or her Pension Accounts in a lump sum after installment payments have commenced in accordance with the procedures prescribed by the Company.

7.4  Methods of Distribution From Profit-Sharing Accounts
     ----------------------------------------------------

     (a)  Lump Sums
          ---------

          A Participant's Plan Benefit attributable to his or her Profit-Sharing Accounts shall be distributed in the form of a single lump sum in cash, unless the Participant is eligible to elect and has elected the optional form of distribution described in Subsection (b) below.

     (b)  Installments
          ------------

          A Participant who ceases to be an Employee after attaining a Retirement Date may elect, in accordance with the procedures prescribed by the Company, to have his or her Plan Benefit attributable to his or her Profit-Sharing Accounts distributed in the form of cash payments in installments. In each case, the Participant's entire Profit-Sharing Accounts shall be distributed over a period not exceeding the greater of:

          (1)  The Participant's own life expectancy; or

          (2) The life expectancies of the Participant and his or her Beneficiary.

          The present value of the amounts payable to the Participant shall be more than 50 percent of the present value of the Participant's entire Profit-Sharing Accounts. All life expectancies and present values shall be determined not later than the date when payments commence and shall not be redetermined thereafter. A Participant may elect to withdraw the balance of his or her Profit-Sharing Accounts in a lump sum after installment payments have commenced in accordance with the procedures prescribed by the Company.

7.5  Latest Time of Distribution
     ---------------------------

          (a)  General Rule
               ------------

               Except as provided in Subsection (b), in no event shall the distribution of a Participant's Plan Benefit occur or commence later than the Participant's Required Beginning Date. All distributions under the Plan shall be made in accordance with the Treasury Regulations under section 401(a)(9) of the Code, including Treasury Regulations section 1.409(a)(9)-2 or its successor. Such regulations are incorporated in the Plan by reference and shall override any inconsistent provisions of the Plan. In applying such regulations with respect to payment of any Plan Benefit, only single life expectancies specified on the chart specified by the Company for this purpose shall be used, and no individual's life expectancy shall be recalculated.

          (b)  TEFRA Elections
               ---------------

               The provisions of this Article 7 relating to the time when distributions of Plan Benefits must be made or commenced shall not apply to the extent that they are inconsistent with a proper designation made prior to January 1, 1984, pursuant to section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act of 1982.

7.6  Election of Forms of Distribution
     ---------------------------------

          (a)  Making and Revoking Elections
               -----------------------------

               An election of a form of Plan Benefit shall be made in accordance with the procedures prescribed by the Company. Such election may be made only during the Election Period. Where applicable, any such election shall include the written consent of the Participant to the distribution of his or her Plan Benefit before he or she attains age 65. A Participant may revoke any election of a form of benefit (without the consent of the Company) at any time prior to the end of such Election Period in accordance with the procedures prescribed by the Company. If the Participant, having revoked a prior election, does not make another election within such Election Period (including an election of a deferred distribution), then his or her Plan Benefit shall be distributed in the normal form.

          (b)  Spousal Consent Requirement
               ---------------------------

               In the case of a married Participant, any election involving a waiver of the Qualified Retirement Annuity shall not take effect unless the Participant's spouse consents to the election during such Election Period. Where applicable, the spouse shall also consent to the distribution of the Plan Benefit (in a form other than the Qualified Retirement Annuity) before the Participant attains age 65. The spouse's consent shall be in writing, shall specify the particular form of benefit elected by the Participant (and the identity of any designated Beneficiary, where applicable), shall acknowledge the effect of the Participant's election and shall be witnessed by a notary public or, if permitted by the Company, by a representative of the Plan. A consent, once given by a spouse, shall not be revocable by such spouse. The spouse's consent shall not be required if the Participant (1) establishes to the Company's satisfaction that the spouse's consent cannot be obtained because the spouse cannot be located or because of other reasons deemed acceptable under applicable regulations and (2) agrees in writing that, if the Plan is compelled by a court of competent jurisdiction or other authority to pay all or any portion of the Participant's Plan Benefit to or on behalf of such spouse, the Participant will indemnify the Plan by paying to the Plan, upon written demand, an amount equal to such payment, together with reasonable attorneys' fees and expenses. The Company may, in its sole discretion, waive the indemnification requirement. If the spouse is legally incompetent to give consent, the spouse's legal guardian (including the Participant) may give consent.

7.7  Information on Distribution Options
     -----------------------------------

          The Company shall provide to each Participant a written explanation of his or her distribution options, including his or her right to defer receipt of a distribution. The explanation shall be provided no more than 90 days before the Participant's Annuity Starting Date and shall include information prescribed by applicable regulations, including:

          (a) The Participant's right to a period of no less than 30 days after receipt of the explanation to make an election;

          (b)  The terms and conditions of the Qualified Retirement Annuity;

          (c) The Participant's right to elect an optional form of benefit other than a Qualified Retirement Annuity;

          (d) The material features of optional forms of benefit and information concerning the relative values of the Qualified Retirement Annuity and such optional forms of benefit;

          (e) The right of the Participant's spouse to give or refuse consent to the Participant's election of an optional form of benefit and, where applicable, designation of a Beneficiary;

          (f) The Participant's right to revoke an election of a form of benefit; and

          (g)  The effect of an election or revocation described in Subsection
               (c) or (f).

7.8  Death Benefits Payable to Surviving Spouses From Pension Accounts
     -----------------------------------------------------------------

          (a)  Death Before the Annuity Starting Date
               --------------------------------------

               In the case of any married Participant who dies before his or her Annuity Starting Date and has a surviving spouse who is his or her Beneficiary, such surviving spouse shall be entitled to receive his or her Plan Benefit attributable to the Participant's Pension Accounts in the form of a Qualified Preretirement Survivor Annuity. The Qualified Preretirement Survivor Annuity shall be paid pursuant to a nontransferable annuity contract purchased from a company selected by the Company. Such contract shall be purchased at a cost equal to the value of the Plan Benefit attributable to the Participant's Pension Accounts and shall provide for equal monthly payments for the life of the Participant's surviving spouse. Alternatively, the surviving spouse may elect to receive the Plan Benefit attributable to the Participant's Pension Accounts in one of the following forms in lieu of the Qualified Preretirement Survivor Annuity.

               (1)  A single lump sum in cash; or

               (2) Cash payments in installments, in accordance with the procedures prescribed by the Company. The surviving spouse may elect to have an amount equal to the Participant's unwithdrawn After-Tax Contributions, Old Required After-Tax Contributions, Old Voluntary After-Tax Contributions and Old Required Contributions (if any) distributed separately in the form of a single lump sum in cash. In each case, the Plan Benefit attributable to the Participant's Pension Accounts or, if applicable, the portion remaining after the lump-sum distribution of an amount equal to his or her unwithdrawn After-Tax Contributions, Old Required After-Tax Contributions, Old Voluntary After-Tax Contributions and Old Required Contributions, shall be distributed over a period not exceeding the surviving spouse's life expectancy. The surviving spouse's life expectancy shall be determined not later than the date when payments commence and shall not be redetermined thereafter. A surviving spouse may elect to withdraw the balance of the Plan Benefit attributable to the Participant's Pension Accounts in a lump sum after installment payments have commenced by submitting an election in accordance with the procedures prescribed by the Company.

                    The surviving spouse's election of a form of distribution other than the Qualified Preretirement Survivor Annuity may be made only during the 90-day period preceding the proposed commencement date.

     (b)  Time of Distribution
          --------------------

          The payment of a lump sum distribution or the commencement of installment or annuity payments ordinarily shall occur on or about the later of the date when the

       Participant would have attained age 65 or the date of the Participant's death. However, the surviving spouse may elect any earlier commencement date after the Participant's death by making an election during the 90-day period preceding the proposed commencement date.

       By submitting an election in accordance with the procedures prescribed by the Company prior to the date that distribution of the Participant's Plan Benefit attributable to the Participant's Pension Accounts would normally be made or commence pursuant to this Subsection (b), the surviving spouse may elect to defer the payment or commencement date to any date not later than the date on which the Participant would have attained age 70 1/2.

(c)    Information on Survivor Annuities
       ---------------------------------

       The Company shall provide to each married Participant a written explanation of the Qualified Preretirement Survivor Annuity comparable to the information on distribution options described in Section 7.7. Such explanation shall be provided within whichever of the following periods ends last:

       (1) The three-year period beginning with the first day of the Plan Year in which the Participant attains age 32;

       (2) The one-year period beginning with the first day of the first Plan Year for which the individual is a Participant; or

       (3) In the case of a Participant who ceases to be an Employee before attaining age 35 and who does not receive such explanation before his or her service terminates, the one-year period beginning on the date when the Participant ceases to be an Employee.

(d)    Death On or After the Annuity Starting Date
       -------------------------------------------

       In the event that a Participant elected to receive his or her Pension Accounts in the form of installments and then dies after installments have commenced but before such payments are completed, the remaining installments ordinarily shall be paid to his or her surviving spouse in accordance with the predetermined distribution schedule originally established for the Participant by the Company. By submitting an election in accordance with the procedures prescribed by the Company, the surviving spouse may elect to accelerate the distribution of all unpaid installments to which such surviving spouse is entitled.

7.9  Death Benefits Payable to Other Beneficiaries from Pension Accounts
     -------------------------------------------------------------------

       (a)   Death Before the Annuity Starting Date
             --------------------------------------

             If any Participant dies before his or her Annuity Starting Date and death benefits are payable to a Beneficiary other than, or in addition to, his or her surviving spouse under Section 7.8(a), then such Participant's Beneficiary shall be entitled to receive his or her Plan Benefit attributable to the Participant's Pension Accounts in one of the following forms:

             (1)   A single lump sum in cash; or

             (2) Cash payments in installments, in accordance with the procedures prescribed by the Company. In each case, the Plan Benefit attributable to the Participant's Pension Accounts shall be distributed over a period not exceeding the Beneficiary's life expectancy. The Beneficiary's life expectancy shall be determined not later than the date when payments commence and shall not be redetermined thereafter. A Beneficiary may elect to withdraw the balance of the Plan Benefit attributable to the Participant's Pension Accounts in a lump sum after installment payments have commenced by submitting an election in accordance with the procedures prescribed by the Company.

       (b)   Time of Distribution
             --------------------

             A lump sum distribution ordinarily shall be made as soon as reasonably practicable (not more than five years) after the Participant's death, but the Beneficiary may make an election, in accordance with the procedures prescribed by the Company, to defer the distribution to any date not later than five years after the Participant's death. An installment distribution shall commence as soon as reasonably practicable (not more than one year) after the Participant's death.

       (c)   Death on or after the Annuity Starting Date
             -------------------------------------------

             In the event that a Participant elected to receive his or her Pension Accounts in the form of installments and then dies after installment payments have commenced but before such payments are completed, the remaining installments ordinarily shall be paid to his or her Beneficiary in accordance with the predetermined distribution schedule originally established for the Participant by the Company. By submitting an election in accordance with the procedures prescribed by the Company, the Beneficiary may elect to accelerate the distribution of all unpaid installments to which such Beneficiary is entitled.

7.10   Death Benefits from Profit-Sharing Accounts
       -------------------------------------------

       (a)   Death Before the Annuity Starting Date
             --------------------------------------

             If any Participant dies before his or her Annuity Starting Date, then such Participant's Beneficiary shall be entitled to receive his or her Plan Benefit attributable to the Participant's Profit-Sharing Accounts. The Participant's Profit-Sharing Accounts shall be paid to his or her Beneficiary in one of the following forms:

             (1)   A single lump sum in cash; or

             (2) Cash payments in installments, in accordance with the procedures prescribed by the Company. In each case, the Plan Benefit attributable to the Participant's Profit-Sharing Accounts shall be distributed over a period not exceeding the Beneficiary's life expectancy. The Beneficiary's life expectancy shall be determined not later than the date when payments commence and shall not be redetermined thereafter. A Beneficiary may elect to withdraw the balance of the Plan Benefit attributable to the Participant's Profit-Sharing Accounts in a lump sum after installment payments have commenced by submitting an election in accordance with the procedures prescribed by the Company

       (b)   Time of Distribution
             --------------------

             A lump sum distribution ordinarily shall be made as soon as reasonably practicable (not more than five years) after the Participant's death, but the Beneficiary may make an election, in accordance with the procedure prescribed by the Company, to defer the distribution to any date not later than five years after the Participant's death or, in the case of a Beneficiary who is the Participant's surviving spouse, to any date not later than the date on which the Participant would have attained age 70 1/2. An installment distribution ordinarily shall commence as soon as reasonably practicable (not more than one year) after the Participant's death, but a Beneficiary who is the Participant's surviving spouse may make an election, in accordance with the procedures prescribed by the Company, to defer the commencement to any date not later than the date on which the Participant would have attained age 70 1/2.

       (c)   Death on or After the Annuity Starting Date
             -------------------------------------------

             In the event that a Participant elected to receive his or her Profit-Sharing Accounts in the form of installments and then dies after installment payments have commenced but before such payments are completed, the remaining installments ordinarily shall be paid to such Participant's Beneficiary in accordance with the predetermined distribution schedule originally established for the Participant by the Company. By submitting an election in accordance with the procedures prescribed by the Company, the Beneficiary may elect to accelerate the distribution of all unpaid installments to which such Beneficiary is entitled.

7.11   Small Benefits: Lump Sum
       -------------------------

       Any other provision of this Article 7 notwithstanding, if the value of a Participant's Plan Benefit equals $5,000 or less before the first payment of such Plan Benefit (including an in-service withdrawal pursuant to Article 8), then such Plan Benefit shall be paid to such Participant (or, in the case of his or her death, to the Beneficiary) in a single lump sum in cash as soon as reasonably practicable after he or she ceased to be an Employee and in no event later than the 61st day after the later of (a) the close of the Plan Year in which he or she attained age 65 or (b) the close of the Plan Year in which he or she ceased to be an Employee. Similarly, if the value of a benefit payable to an alternate payee pursuant to a qualified domestic relations order (as defined in section 414(p) of the Code) is not more than $5,000 and payment of such benefit has not commenced, such benefit shall be paid to such alternate payee in a single lump sum in cash. This Section 7.11 shall be applied with respect to an individual's aggregate benefit under the money-purchase and profit-sharing components of the Plan. Effective for Plan Years beginning on or before August 5, 1997, "$3,500" shall be substituted for the reference to "$5,000" in this Section 7.11 and effective March 22, 1999, the reference to "(including an in-service withdrawal pursuant to Article
       8)" in this Section 7.11 shall no longer apply.

7.12   Incapacity
       ----------

       If, in the Company's opinion, a Participant or Beneficiary for any reason becomes unable to handle properly any property distributable to him or her under the Plan, then the Company may make any arrangements that it determines to be beneficial to such Participant or Beneficiary for the distribution of such property on his or her behalf, including (without limitation) the distribution of such property to the guardian, conservator, spouse or dependents of such Participant or Beneficiary.

7.13   Missing Persons
       ---------------

       In the case of any benefit payable to a person under the Plan, if the Company is unable to locate the person after reasonable search within five years from the date the benefit payment is due, the Company shall direct the Trustee to treat the payment as forfeited, and the forfeited amount shall reduce the Employer's next Company Matching Contribution or Retirement Profit-Sharing Contribution to the Plan, depending upon the source of the forfeited amounts. If, thereafter, the person entitled to the benefit makes application therefor, it shall be reinstated, without interest, and the Employer shall make a special contribution to the Plan to provide for such restoration.

7.14   Nonliability
       ------------

       Any payment to any Participant, or to his or her legal representative or Beneficiary, in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Trustee, the Company and the Employer, any of whom may require such Participant, legal representative or Beneficiary as a condition to such payment to execute a receipt therefor in such form as shall be determined by the Trustee, the Company or the Employer, as the case may be. The Employer does not guarantee the Trust Fund, the Participants or Beneficiaries against loss of or depreciation in value of any right or benefit that any of them may acquire under the terms of the Plan. All of the benefits payable hereunder shall be paid or provided for solely from the Trust Fund, and the Employer does not assume any liability or responsibility therefor.

7.15   Beneficiary
       -----------

       (a)   General Rule
             ------------

             A Participant's Beneficiary shall be the person so designated by such individual. If the Participant has not made an effective designation of a Beneficiary or if the named Beneficiary is not living when a distribution is to be made, then (1) the then-living spouse of the deceased Participant shall be the Beneficiary or (2) if none, the children of the deceased Participant who survive him or her for at least 30 days shall be the Beneficiaries in equal shares or (3) if none, the parents of the deceased Participant who survive him or her for at least 30 days shall be the Beneficiaries in equal shares or (4) if none, the estate of the Participant shall be the Beneficiary. The Participant may change his or her designation of a Beneficiary from time to time. Any designation of a Beneficiary (or an amendment or revocation thereof) shall be effective only if it is made in accordance with the procedures prescribed by the Company and is received by the Company prior to the death of the individual making the designation.

       (b)   Spousal Consent Requirement
             ---------------------------

             Any other provision of this Section 7.15 notwithstanding, in the case of a married Participant who has any Service after August 22, 1984, any designation of a person other than his or her spouse as Beneficiary shall be effective only if the spouse consents in writing to the designation. The spouse's consent shall be witnessed by a notary public or, if permitted by the Company, by a representative of the Plan. A consent to a designation of a particular Beneficiary, once given by the spouse, shall not be revocable by such spouse. The spouse's consent shall not be required if the Participant (1) establishes to the Company's satisfaction that the spouse's consent cannot be obtained because the spouse cannot be located or because of other reasons deemed acceptable under applicable regulations and (2) agrees in writing that if the Plan is compelled by a court of competent jurisdiction or other authority to pay all or any portion of the Participant's Plan Benefit to or on behalf of such spouse, the Participant will indemnify the Plan by paying to the Plan, upon written demand, an amount equal to such payment, together with reasonable attorneys' fees and expenses. The Company may, in its sole discretion, waive the indemnification requirement. If the spouse is legally incompetent to give consent, the spouse's legal guardian (including the Participant) may give consent.

7.16   Determination of Marital Status
       -------------------------------

       Whether a Participant is married shall be determined by the Company.

7.17   Direct Rollovers
       ----------------

       Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Article 7, with regard to the portion of a distribution representing an Eligible Rollover Distribution, a Distributee may elect a Direct Rollover for all or a portion of such amount. The Company may, however, prescribe rules that limit a Distributee's right to make the election described in the preceding sentence with respect to certain de minimis distributions or divisions of an Eligible Rollover Distribution.

                                   ARTICLE 8
                                   ---------

                         WITHDRAWALS WHILE AN EMPLOYEE
                         -----------------------------

8.1 Withdrawals While An Employee From Profit-Sharing Accounts Permitted
    --------------------------------------------------------------------

     A Participant who is an Employee may take a withdrawal from his or her Profit-Sharing Accounts in a single lump sum in cash pursuant to the terms and conditions set forth in this Article 8. A Participant may take a withdrawal from his or her Profit-Sharing Account no more frequently than once each calendar month.

8.2 Withdrawal Application and Approval
    -----------------------------------

     A Participant may request to take a withdrawal from his or her Profit-Sharing Accounts in accordance with the procedures and rules prescribed by the Company and at such times and with such advance notice as prescribed by the Company.

     The Company, in its sole discretion, may withhold its consent to any withdrawal under this Article 8 or may consent only to the withdrawal of a part of the amount requested by the Participant. The Company shall act upon requests for withdrawals in a uniform and nondiscriminatory manner, consistent with the requirements of sections 401(a) and 401(k) of the Code and related provisions of the Code.

8.3 Pre-1981 Cash Profit-Sharing Contributions Withdrawal
    -----------------------------------------------------

     A Participant who is an Employee may elect to withdraw up to the entire amount attributable to the Participant's Cash Profit-Sharing Contributions made prior to 1981 that remains credited to his or her Profit-Sharing Accounts; provided, however, that the amount of any such withdrawal shall not exceed the value of the Participant's Cash Profit-Sharing Account as of September 30, 1980.

8.4 Rollover Contributions Withdrawal
    ---------------------------------

     A Participant who is an Employee may elect to withdraw up to the entire amount attributable to the Participant's Rollover Contributions; provided, however, that the minimum amount that may be withdrawn is $500 or, if less, the amount available for withdrawal.

8.5 Age 59 1/2 Withdrawal
    ---------------------

     A Participant who is an Employee and who has attained age 59 1/2 may elect to withdraw up to the entire amount of the Participant's Profit-Sharing Accounts; provided, however, that the minimum amount that may be withdrawn is $500 or, if less, the amount available for withdrawal.

8.6 Hardship Withdrawal
    -------------------

     A Participant who is an Employee may elect to withdraw all of part of his or her Before-Tax Contributions, EIP Bonus Contributions, Old Required Before-Tax Contributions, Old Voluntary Before-Tax Contributions, Old Cash Profit-Sharing Contributions and amounts attributable to his or her Rollover Contributions to satisfy a financial hardship; provided, however, that the minimum amount that may be withdrawn is $500 or, if less, the amount available for withdrawal. In order to qualify as a hardship withdrawal, the withdrawal must be made on account of an immediate and heavy financial need as defined in Subsection (a) below and the withdrawal must be necessary to satisfy the need as provided in Subsection (b) below, both as determined by the Company in a uniform and nondiscriminatory manner in accordance with such standards as may be promulgated from time to time by the Internal Revenue Service.

     (a)   Immediate and Heavy Financial Need.  An immediate and heavy financial
           ----------------------------------
           need shall mean a need resulting from:

           (1) The purchase (excluding mortgage payments), construction or substantial renovation of a principal residence of the Participant;

           (2) The payment of tuition, related educational fees and room and board for up to the next 12 months of post-secondary education for the Participant or his or her spouse, children or dependents;

           (3) The payment of medical expenses described in section 213(d) of the Code incurred by the Participant or his or her spouse or dependents or necessary to enable any such person to obtain such care;

           (4) The prevention of the eviction of the Participant from his or her principal residence or foreclosure on a mortgage on the Participant's principal residence;

           (5) The need to pay funeral expenses of the Participant's parent, grandparent, spouse, spouse's parent, child, grandchild, brother, sister, step-relative or any other relative who regularly makes his or her home with the Participant;

           (6) Unreimbursed property and casualty losses, not including day-to-day living expenses, of the Participant or his or her spouse, children or dependents who live in the Participant's household due to accidental fire or flood, earthquake, tornado or natural disaster; or

           (7) A financial need that has been identified as a deemed immediate and heavy financial need in a ruling, notice or other document of general applicability issued under the authority of the Commissioner of Internal Revenue.

     For purposes of this Section 8.6, the term "dependent" shall be defined as set forth in section 152 of the Code.

     (b)    Withdrawal Necessary to Satisfy Need. A withdrawal will be deemed
            ------------------------------------
            necessary to satisfy an immediate and heavy financial need of the Participant if the Participant represents (and the Company does not have actual knowledge to the contrary) that the amount of the withdrawal is not in excess of the amount of the Participant's immediate and heavy financial need (including amounts the Company estimates as necessary to pay any federal, state or local income taxes or penalties) and that the immediate and heavy financial need cannot reasonably be relieved (without causing further hardship):

            (1) Through reimbursement or compensation by insurance or otherwise;

            (2) By reasonable liquidation of the Participant's assets (including the assets of the Participant's spouse and minor children that are reasonably available to the Participant);

            (3) By cessation of Before-Tax Contributions, EIP Bonus Contributions and After-Tax Contributions;

            (4) By withdrawals, distributions or nontaxable (at the time of the loan) loans from the Plan or any other plan maintained by the Company, any other member of the Affiliated Group or any other employer; or

            (5) By borrowing from commercial sources on reasonable commercial terms.

8.7 Timing of Withdrawal Funding and Ordering of Withdrawal Funding
    ---------------------------------------------------------------

     If a Participant requests and is granted a withdrawal, as soon as reasonably practicable thereafter, the withdrawal shall be processed. A Participant's withdrawal shall be funded solely from the assets of his or her Profit-Sharing Accounts and shall be based on the Account values as of the Valuation Date the withdrawal is processed. If more than one Account is available or needed to fund the withdrawal and/or if more than one Investment Fund is available or needed to be liquidated, the order of funding by Account and liquidation by Investment Fund shall be made in accordance with the ordering rules prescribed by the Company.

8.8 Direct Rollovers
    ----------------

     Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Article 8, with regard to the portion of a withdrawal representing an Eligible Rollover Distribution, a Distributee may elect a Direct Rollover for all or a portion of such amount. The Company may, however, prescribe rules that limit a Distributee's right to make the election described in the preceding sentence with respect to certain de minimis withdrawals or divisions of an Eligible Rollover Distribution.

                                   ARTICLE 9


                                     LOANS
                                     -----

9.1  Participant Loans Permitted
     ---------------------------

          A Participant who is an Employee may obtain a cash loan from his or her Pension Accounts and Profit-Sharing Account pursuant to the terms and conditions set forth in this Article 9. Loans shall be made available to all Participants on a reasonably equivalent basis.

9.2  Loan Application and Approval
     -----------------------------

          A Participant may request to borrow from his or her Pension Accounts and Profit-Sharing Accounts in accordance with the procedures and rules prescribed by the Company and at such times and with such advance notice as prescribed by the Company. A married Participant shall not be permitted to obtain any loan that is funded in whole or in part from his or her Pension Accounts under this Article 9 unless his or her spouse, within the 90-day period before the loan is made, has consented in writing to the assignment of the Participant's Pension Accounts as security for the loan and to any actions that the Company subsequently may take under Section 9.4(g). The spouse's consent shall not be required in the circumstances described in
          Section 7.15(b).

          The Company, in its sole discretion, may withhold its consent to any loan under this Article 9 or may consent only to the borrowing of a part of the amount requested by the Participant. The Company shall act upon requests for loans in a uniform and nondiscriminatory manner, consistent with the requirements of sections 401(a) and 401(k) of the Code and related provisions of the Code

9.3  Minimum and Maximum Amount and Source of Loan Funding
     -----------------------------------------------------

          The minimum dollar amount a Participant may borrow is $1,000. The maximum dollar amount a Participant may borrow, including the aggregate outstanding balance of any existing Plan loans, is 50% of the sum of his or her Pension Accounts and Profit-Sharing Accounts, not to exceed $50,000. No loan shall be granted under the Plan if such loan, when aggregated with the Participant's outstanding loans under the Plan and any other qualified plans maintained by any member of the Affiliated Group, would exceed $50,000, less the amount by which such aggregate balance has been reduced through repayments during the period of 12 months ending on the day before the new loan is made. For purposes of applying the foregoing limitations, the value of a Participant's Accounts shall be determined as of the Valuation Date as of which the loan is to be made.

          A loan may be funded from a Participant's Pension Accounts and Profit-Sharing Accounts.

9.4  Terms of Loan
     -------------

          A loan to a Participant shall be made on such terms and conditions as the Company may determine, provided that the loan shall:

          (a) Be evidenced by a promissory note signed by the Participant and secured by one-half of the value of his or her Accounts determined immediately after the origination of the loan (regardless of the amount of the loan or the source of the loan funds);

          (b) Bear interest at a fixed rate commensurate with the prime lending rate published in The Wall Street Journal, plus one percentage point;

          (c) Provide for level amortization over its term with payments at monthly or more frequent intervals, as determined by the Company;

          (d) Provide for loan payments (1) to be withheld whenever possible through periodic payroll deductions from the Participant's compensation from any member of the Affiliated Group or (2) to be paid by check or money order whenever payroll withholding is not possible;

          (e) Provide for repayment in full on or before the earlier of (1) the date when the Participant severs from all employment with any member of the Affiliated Group, or (2) the date five years after the loan is made;

          (f) Provide that a Participant may not receive any distribution from any of his or her Accounts under Article 7 until the loan obligation is repaid, except to the extent that all or any part of such distribution is used to repay the outstanding balance of the loan; and

          (g) Provide that a Participant's Accounts may not be applied to the satisfaction of the Participant's loan obligations before the Accounts become distributable under Article 7, unless the Company determines that the loan obligations are in default and takes such actions as the Company deems necessary or appropriate to cause the Plan to realize on its security for the loan.

9.5  Restrictions on Loans
     ---------------------

          No Participant shall have more than one loan under this Article 9 outstanding at the same time, except that a Participant may have any number of loans outstanding at the same time if all such loans in excess of one were secured prior to October 2, 1999.

9.6  Timing of Loan Funding and Ordering of Loan Funding
     ---------------------------------------------------

          If a Participant requests and is granted a loan, as soon as reasonably practicable thereafter, a Loan Account shall be established for the Participant. The loan amount shall be transferred to the Loan Account from the Participant's Accounts and will be disbursed from the Loan Account to the Participant. The promissory note executed by the Participant shall be held by the Trustee (or by the Company as agent of the Trustee) and the promissory note shall be treated as an investment of the Participant's Loan Account.

          A loan to a Participant shall be funded solely from the assets of his or her Pension Accounts and Profit-Sharing Accounts and shall be based on the Account values as of the Valuation Date the loan is processed. If more than one Account is available or needed to fund the loan and/or if more than one Investment Fund is available or needed to be liquidated, the order of funding by Account and liquidation by Investment Fund shall be made in accordance with the ordering rules prescribed by the Company.

9.7  Loan Payments
     -------------

          Interest and principal paid on the loan shall be credited to the borrowing Participant's Accounts and shall not be considered earnings of the Trust Fund for allocation purposes. If more than one Account was used to fund a Participant's loan, each payment shall be credited to the Participant's Accounts in accordance with the ordering rules prescribed by the Company. Loan repayments shall be credited to the Investment Funds in accordance with the Participant's investment elections pursuant to Article 5. A Participant may repay his or her outstanding loan balance in full at any time in accordance with the procedures and rules prescribed by the Company.

9.8  Loan Default
     ------------

          A loan is treated as in default if a scheduled loan payment is not made at the time required. A Participant shall then have a grace period to cure the default before it becomes final. Such grace period shall be for a period that does not extend beyond the last day of the calendar quarter following the calendar quarter in which the scheduled loan payment was due or such lesser or greater maximum period as may later be authorized by section 72(p) of the Code and adopted by the Company.

          In the event a default is not cured within the grace period, the Company shall take such actions as the Company deems necessary or appropriate to cause the Plan to realize on its security for the loan. Such actions may include (without limitation) an involuntary withdrawal from the Participant's Profit-Sharing Accounts, whether or not the withdrawal would be permitted under Article 8 on a voluntary basis; provided that an involuntary withdrawal attributable to Retirement Profit-Sharing Contributions made with respect to Plan Years that ended less than 24 months prior to the date of the withdrawal (adjusted to reflect any earnings, appreciation or losses attributable to such Retirement Profit-Sharing Contributions) and from Before-Tax Contributions, EIP Bonus Contributions, Old Required Before-Tax Contributions, Old Voluntary Before-Tax Contributions and Old Cash Profit-Sharing Contributions shall be permitted only to the extent that the hardship requirements of section 401(k)(2)(B)(i)(IV) of the Code and of sections 1.401(k)-1(d)(2)(ii) and 1.401(k)- 1(d)(2)(iii)(A) of the Treasury Regulations are met. If an involuntary withdrawal occurs under this Section 9.8 (or would have occurred if permitted under this Section 9.8), the Participant shall not be permitted to obtain a loan under the Plan thereafter.

9.9  Loan Fees
     ---------

          A Participant who obtains a loan under this Article 9 shall be required to pay such fees as the Company may impose in order to defray the cost of administering loans from the Plan.

                                  ARTICLE 10
                                  ----------

                      THE TRUST FUND AND PLAN INVESTMENTS
                      -----------------------------------

10.1 Control and Management of Plan Assets
     -------------------------------------

     The Company is a named fiduciary with respect to control over and management of the assets of the Plan, but only to the extent of having the authority (a) to appoint one or more trustees to hold assets of the Plan in trust and to enter into a trust agreement with each trustee it appoints,
     (b) to appoint one or more insurance companies that are qualified to do business in at least one state to hold assets of the Plan and to enter into a contract with each insurance company it appoints (or to direct the Trustee to enter into such contract), (c) to appoint one or more Investment Managers for any assets of the Plan and to enter into an investment management agreement with each Investment Manager it appoints, and (d) to direct the investment of any Plan assets not assigned to an Investment Manager.

10.2 Trustee Duties
     --------------

     The Trustee shall have the exclusive authority and discretion to control and manage assets of the Plan it holds in trust, except to the extent that
     (a) the Plan prescribes how such assets shall be invested, (b) the Company directs how such assets shall be invested or (c) the Company allocates the authority to manage such assets to one or more Investment Managers. Each Investment Manager shall have the exclusive authority to manage, including the authority to acquire and dispose of, the assets of the Plan assigned to it by the Company, except to the extent that the Plan prescribes or the Company directs how such assets shall be invested. Each Trustee and Investment Manager shall be solely responsible for diversifying, in accordance with section 404(a)(1)(C) of ERISA, the investment of the assets of the Plan assigned to it by the Company, except to the extent that the Plan prescribes or the Company directs how such assets shall be invested.

10.3 Independent Qualified Public Accountant
     ---------------------------------------

     The Company shall engage an independent qualified public accountant to conduct such examinations and to express such opinions as may be required by section 103(a)(3) of ERISA. The Company in its discretion may remove and discharge the person so engaged, in which event it shall appoint a successor independent qualified public accountant to perform such examinations and express such opinions.

10.4 Administrative Expenses
     -----------------------

     All expenses of the Plan and the Trust Fund shall be paid by the Trustee out of the Trust Fund pursuant to the terms of the Trust Agreement, except such expenses as are paid by the Company.

10.5 Benefit Payments
     ----------------

     All benefits, withdrawals and loans payable pursuant to the Plan shall be paid by the Trustee out of the Trust Fund pursuant to the directions of the Company and the terms of the Trust Agreement.

                                   ARTICLE 11


                    ADMINISTRATION AND OPERATION OF THE PLAN
                    ----------------------------------------

11.1 Plan Administration
     -------------------

     The Company is the named fiduciary that has the discretionary authority to control and manage the operation and administration of the Plan, and the Company is the "administrator" and "plan sponsor" of the Plan (as such terms are used in ERISA). The Company, in its sole discretion, shall make such rules, interpretations and computations and shall take such other actions to administer the Plan as it may deem appropriate. Such rules, interpretations, computations and actions shall be conclusive and binding on all persons. In administering the Plan, the Company (a) shall act in a nondiscriminatory manner to the extent required by section 401(a) and related sections of the Code and (b) shall at all times discharge its duties in accordance with the standards set forth in section 404(a)(1) of ERISA.

11.2 Employment of Advisers
     ----------------------

     The Company may retain such attorneys, accountants, consultants or other persons to render advice or to perform services with regard to its responsibilities under the Plan as it shall determine to be necessary or desirable. The Company may designate by written instrument (signed by both parties) one or more persons to carry out, where appropriate, fiduciary responsibilities under the Plan. The Company's duties and responsibilities under the Plan that have not been delegated to other fiduciaries pursuant to the preceding sentence shall be carried out by its directors, officers, employees and independent contractors, acting on behalf and in the name of the Company in their capacities as directors, officers, employees and independent contractors, and not as individual fiduciaries.

11.3 Service in Several Fiduciary Capacities
     ---------------------------------------

     Nothing herein shall prohibit any person or group of persons from serving in more than one fiduciary capacity with respect to the Plan (including, but not limited to, service both as the administrator and as a trustee of the Plan).

                                  ARTICLE 12


                         CLAIMS AND REVIEW PROCEDURES
                         ----------------------------

12.1 Applications for Benefits
     -------------------------

     Any application for benefits (including withdrawals and loans) under the Plan shall be submitted in accordance with the procedures prescribed by the Company.

12.2 Denial of Applications
     ----------------------

     In the event that any application for benefits is denied in whole or in part, the Company shall notify the applicant in writing of the right to a review of the denial. Such written notice shall set forth, in a manner calculated to be understood by the applicant, specific reasons for the denial, specific references to the Plan provisions on which the denial was based, a description of any information or material necessary to perfect the application, an explanation of why such material is necessary, and an explanation of the Plan's review procedure. Such written notice shall be given to the applicant within 90 days after the Company receives the application, unless special circumstances require an extension of time for processing the application. In no event shall such an extension exceed a period of 90 days from the end of the initial 90-day period. If such an extension is required, written notice thereof shall be furnished to the applicant before the end of the initial 90-day period. Such notice shall indicate the special circumstances requiring an extension of time and the date by which the Company expects to render a decision. If written notice is not given to the applicant within the period prescribed by this Section 12.2, the application shall be deemed to have been denied for purposes of
     Section 12.4 upon the expiration of such period.

12.3 Review Panel
     ------------

     The Company from time to time shall appoint a Review Panel. The "Review Panel" shall consist of three or more individuals who may (but need not) be employees of the Company and shall be the named fiduciary with the authority to act on any employee benefit appeal.

12.4 Requests for Review
     -------------------

     Any person whose application for benefits is denied in whole or in part (or such person's duly authorized representative) may appeal the denial by submitting to the Review Panel a request for a review of such application within 60 days after receiving written notice of the denial. The Review Panel shall give the applicant or such representative an opportunity to review pertinent documents (except legally privileged materials) in preparing such request for review and to submit issues and comments in writing. The request for review shall be in writing and shall be addressed to the Company's principal office. The request for review shall set forth all of the grounds on which it is based, all facts in support of the request, and any other matters which the applicant deems pertinent. The Review Panel may require the applicant to submit such additional facts, documents or other material as it may deem necessary or appropriate in making its review.

12.5 Decisions on Review
     -------------------

     The Review Panel shall act upon each request for review within 60 days after receipt thereof, unless special circumstances require an extension of time for processing, but in no event shall the decision on review be rendered more than 120 days after the Review Panel receives the request for review. If such an extension is required, written notice thereof shall be furnished to the applicant before the end of the initial 60-day period.
     The Review Panel shall give prompt, written notice of its decision to the applicant and to the Company. In the event that the Review Panel confirms the denial of the application for benefits in whole or in part, such notice shall set forth, in a manner calculated to be understood by the applicant, the specific reasons for such denial and specific references to the Plan provisions on which the decision is based. To the extent that the Review Panel overrules the denial of the application for benefits, such benefits shall be paid to the applicant.

12.6 Rules and Procedures
     --------------------

     The Review Panel shall adopt such rules and procedures, consistent with ERISA and the Plan, as it deems necessary or appropriate in carrying out its responsibilities under this Article 12.

12.7 Exhaustion of Administrative Remedies
     -------------------------------------

     No legal or equitable action for benefits under the Plan shall be brought unless and until the claimant (a) has submitted an application for benefits in accordance with Section 12.1, (b) has been notified that the application is denied, (c) has filed a written request for a review of the application in accordance with Section 12.4 and (d) has been notified in writing that the Review Panel has affirmed the denial of the application; provided, however, that an action may be brought after the Company or the Review Panel has failed to act on the claim within the time prescribed in Section
     12.2 and Section 12.5, respectively.

                                  ARTICLE 13

                           AMENDMENT AND TERMINATION
                           -------------------------

13.1 Right To Amend or Terminate
     ---------------------------

     The Company expects to continue the Plan indefinitely. However, future conditions cannot be foreseen, and the Company reserves (and any other Employer delegates to the Company) the right at any time and for any reason, by action of the Company's board of directors or by action of a committee or individuals acting pursuant to a valid delegation of authority, (a) to amend the Plan, (b) to reduce or discontinue contributions or (c) to terminate the Plan and the Trust Fund.

13.2 Protection of Participants
     --------------------------

     No amendment of the Plan shall reduce the benefit of any Participant that accrued under the Plan prior to the date when such amendment is adopted, except to the extent that a reduction in accrued benefits may be permitted by the Code and ERISA. Except as permitted pursuant to Sections 3.9 and 4.4, no Plan amendment or other action by the Company shall divert any part of the Plan's assets to purposes other than the exclusive purpose of providing benefits to the Participants and Beneficiaries who have an interest in the Plan and of defraying the reasonable expenses of administering the Plan.

13.3 Effect of Termination
     ---------------------

     Upon termination of the Plan, no assets of the Plan shall revert to the Company or any other Employer or be used for, or diverted to, purposes other than the exclusive purpose of providing benefits to Participants and Beneficiaries and of defraying the reasonable expenses of termination. The Accounts of each Participant shall be distributed to or on behalf of such Participant (or his or her Beneficiary), except that the Participant's Profit-Sharing Accounts shall only be distributed if no successor plan is established or maintained.

13.4 Allocation of Trust Fund Upon Termination
     -----------------------------------------

     Upon termination of the Plan, the Trust Fund shall continue in existence until all assets have been distributed; provided, however, that the assets of the Plan shall be allocated in accordance with any applicable requirements under section 403(d)(1) of ERISA.

13.5 Partial Termination
     -------------------

     Upon a partial termination of the Plan, Sections 13.3 and 13.4 shall apply with respect to such Participants and Beneficiaries as are affected by such partial termination.

                                  ARTICLE 14

                           MISCELLANEOUS PROVISIONS
                           ------------------------

14.1 Merger, Consolidation or Transfer
     ---------------------------------

     The Plan shall not merge or consolidate with, or transfer assets or liabilities to, any other plan unless each Participant would receive a benefit immediately after such merger, consolidation or transfer (if such other plan then terminated) that is equal to or greater than the benefit that such Participant would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

14.2 No Assignment of Property Rights
     --------------------------------

     Except as otherwise provided in Article 9 or as provided in section 414(p) of the Code with respect to QDROs or as provided in section 401(a)(13)(C) of the Code with respect to certain judgments or settlements entered on or into on or after August 5, 1997 providing for an offset of a Participant's benefit against an amount the Participant is ordered or required to pay the Plan, the interest or property rights of any Participant or Beneficiary in the Plan, in the Trust Fund or in any distribution to be made under the Plan shall not be subject to option nor be assignable, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process, and any act in violation of this Section 14.2 shall be void.

14.3 Qualified Domestic Relations Orders
     -----------------------------------

     The Company shall establish reasonable procedures to determine the qualified status of domestic relations orders and to administer distributions under QDROs. Pursuant to a QDRO, any benefit payable to an Alternate Payee may be distributed in the form of a single lump sum payment in cash prior to the earliest date upon which the Participant could receive his or her Plan Benefit.

14.4 Compliance With USERRA
     ----------------------

     Notwithstanding any provision of the Plan to the contrary, effective October 13, 1996, with regard to an Employee who after serving in the uniformed services is reemployed on or after December 12, 1994 within the time required by USERRA, contributions shall be made and benefits and service credit shall be provided under the Plan with respect to his or her qualified military service (as defined in section 414(u)(5) of the Code) in accordance with section 414(u) of the Code. Furthermore, notwithstanding any provision of the Plan to the contrary, Participant loan payments may be suspended during a period of qualified military service.

14.5 No Employment Rights
     --------------------

     Nothing in the Plan shall be deemed to give any individual a right to remain in the employ of any Affiliated Group member or affect the right of an Affiliated Group member to terminate an individual's employment with or without cause.

14.6 Construction
     ------------

     Headings are included for reading convenience. The text shall control if any ambiguity or inconsistency exists between the headings and the text. The singular and plural shall be interchanged wherever.

14.7 Choice of Law
     -------------

     The Plan and all rights thereunder shall be interpreted and construed in accordance with ERISA and, to the extent that state law is not preempted by ERISA, the law of the State of California.

                                  ARTICLE 15

                                   EXECUTION
                                   ---------

To record the amendment and restatement of the Plan to read as set forth herein, effective as of October 2, 1999, the Company has caused its authorized officer to execute the same this 24th day of September, 1999.

                                        VARIAN MEDICAL SYSTEMS, INC.



                                        By:  /s/ Richard M. Levy
                                             -------------------

                                        Its: President
                                             -------------------

                                  APPENDIX A

                         LIMITATIONS ON CONTRIBUTIONS

                                   ARTICLE 1

                                  DEFINITIONS
                                  -----------


1.1  "ACP Test" means the average contribution percentage test as described in
      --------
     Section 3.1 of this Appendix A and as set forth in section 401(m)(2) of the Code and section 1.401(m)-1 of the Treasury Regulations.

1.2  "Actual Contribution Percentage" means the ratio, expressed as a percentage
      ------------------------------
     and computed to the nearest one-hundredth of one percent, of the Participant's Aggregate 401(m) Contributions for the Plan Year to the Participant's Section 414(s) Compensation for the Plan Year.

1.3  "Actual Deferral Percentage" means the ratio, expressed as a percentage and
      --------------------------
     computed to the nearest one-hundredth of one percent, of the Participant's Aggregate 401(k) Contributions for the Plan Year to the Participant's
     Section 414(s) Compensation for the Plan Year.

1.4  "ADP Test" means the average deferral percentage test as described in
      --------
     Section 2.2 of this Appendix A and as set forth in section 401(k)(3) of the Code and section 1.401(k)-1 of the Treasury Regulations.

1.5  "Aggregate 401(k) Contributions" means, for any Plan Year, the sum of (a) a
      ------------------------------
     Participant's Before-Tax and EIP Bonus Contributions for the Plan Year and, to the extent the amounts are not included in the ACP Test, the Company elects to aggregate all or a portion of such amounts for purposes of the ADP Test and provided further the amounts satisfy the requirements of section 1.401(k)-1(b)(5) of the Treasury Regulations, (b) the Company Matching Contributions (if such Company Matching Contributions otherwise qualify as Qualified Company Matching Contributions), Retirement Profit-Sharing Contributions (if such Retirement Profit-Sharing Contributions otherwise qualify as Qualified Nonelective Contributions), and Qualified Nonelective Contributions allocated to the Participant's Account as of a date within the Plan Year.

     Notwithstanding the preceding paragraph, a Participant's Aggregate 401(k) Contributions shall not include (a) Before-Tax and EIP Bonus Contributions that are distributed to the Participant to correct Excess Deferrals, provided he or she is a Nonhighly Compensated Employee and the Excess Deferrals are solely attributable to his or her Before-Tax and EIP Bonus Contributions to the Plan and elective deferrals (as defined in section 402(g)(3) of the Code) under all other plans, contracts or arrangements maintained by the Company or any other member of the Affiliated Group, (b) Before-Tax and EIP Bonus Contributions that are included in the ACP Test (provided the ADP Test is satisfied both with and without these Before-Tax and EIP Bonus Contributions), and (c) Before-Tax and EIP Bonus Contributions that are distributed to the Participant to correct an excess Annual Addition.

1.6  "Aggregate 401(m) Contributions" means, for any Plan Year, the sum of (a) a
      ------------------------------
     Participant's After-Tax Contributions for the Plan Year and the Company Matching Contributions allocated to the Participant's Account as of a date within the Plan Year and, to the extent the amounts are not included in the ADP Test, the Company elects to aggregate all or a portion of such amounts for purposes of the ACP Test and provided further the amounts satisfy the requirements of section 1.401(m)-1(b)(5) of the Treasury Regulations, (b) a Participant's Before-Tax and EIP Bonus Contributions for the Plan Year, Retirement Profit-Sharing Contributions (if such Retirement Profit-Sharing Contributions otherwise qualify as Qualified Nonelective Contributions), and Qualified Nonelective Contributions allocated to the Participant's Account as of a date within the Plan Year.

     Notwithstanding the preceding paragraph, a Participant's Aggregate 401(m) Contributions shall not include (a) Company Matching Contributions that are forfeited from the Participant's Pension Accounts because the Company Matching Contribution is attributable to Before-Tax or EIP Bonus Contributions that are distributed to the Participant to correct Excess Deferrals, Excess Contributions or an excess Annual Addition, (b) Company Matching Contributions that are forfeited from the Participant's Pension Accounts because the Company Matching Contribution is attributable to After-Tax Contributions that are distributed to the Participant to correct Excess Aggregate Contributions or an excess Annual Addition, and (c) Company Matching Contributions that are forfeited from the Participant's Pension Accounts to correct an excess Annual Addition.

1.7  "Aggregation Group" means either the Required Aggregation Group or any
      -----------------
     Permissive Aggregation Group, as the Company may elect.

1.8  "Annual Additions" means, for any Plan Year, the sum of the following:
      ----------------

     (a) The aggregate contributions (excluding rollover contributions) and forfeitures allocated to the Participant's Account and his or her account in all other defined contribution plans maintained by a member of the Section 415 Employer Group;

     (b) Amounts allocated to the Participant's individual medical account (within the meaning of section 415(l)(2) of the Code) that is part of a pension or annuity plan maintained by a member of the Section 415 Employer Group; and

     (c) If the Participant is a key employee (within the meaning of section 419A(d)(3) of the Code) for the applicable or any prior Plan Year, amounts attributable to post-retirement medical benefits allocated to his or her separate account under a welfare benefit fund (within the meaning of section 419(e) of the Code) maintained by a member of the
          Section 415 Employer Group.

     The Plan Year refers to the year to which the allocation pertains.

1.9  "Annual Deferral Limit" means, for any calendar year, the maximum dollar
      ---------------------
     limit in effect under section 402(g) of the Code (as adjusted for cost-of-living increases pursuant to sections 402(g)(5) and 415(d) of the Code) applicable to the sum of a Participant's Before-Tax and EIP Bonus Contributions and other elective deferrals (as defined in section 402(g)(3) of the Code), which amount for the calendar year beginning January 1, 1999 is $10,000.

1.10 "Average Contribution Percentage" means the average, computed to the
      -------------------------------
     nearest one-hundredth of one percent, of the Actual Contribution Percentages (including zero percentages) for Participants within the specified group.

1.11 "Average Deferral Percentage" means the average, computed to the nearest
      ---------------------------
     one-hundredth of one percent, of the Actual Deferral Percentages (including zero percentages) for Participants within the specified group.

1.12 "Current Year Testing Method" means, for any Plan Year, the use of the Plan
      ---------------------------
     Year's Average Deferral Percentage for the Plan Year's NHCE Group for purposes of performing the Plan Year's ADP Test and/or the use of the Plan Year's Average Contribution Percentage for the Plan Year's NHCE Group for purposes of performing the Plan Year's ACP Test.

1.13 "Determination Date" means the last day of the Plan Year next preceding the
      ------------------
     Plan Year under consideration.

1.14 "Excess Aggregate Contributions" means the amount by which the Aggregate
      ------------------------------
     401(m) Contributions of Highly Compensated Employees are reduced pursuant to Section 3.3 of this Appendix A.

1.15 "Excess Contributions" means the amount by which the Aggregate 401(k)
      --------------------
     Contributions of Highly Compensated Employees are reduced pursuant to
     Section 2.4 of this Appendix A.

1.16 "Excess Deferrals" means the amount of a Participant's Before-Tax and EIP
      ----------------
     Bonus Contributions and other elective deferrals (as defined in section 402(g)(3) of the Code) that exceed the Annual Deferral Limit.

1.17 "HCE Group" means, for any Plan Year, the group of Highly Compensated
      ---------
     Employees who are eligible to contribute or have amounts contributed on their behalf for the respective Plan Year.

1.18 "Highly Compensated Employee" means, for years beginning after December 31,
      ---------------------------
     1996, an Employee who:

     (a) At any time during the year or the preceding year, was a five-percent owner (as defined in section 416(i)(1) of the Code taking into account the attribution rules as defined in section 318(a) of the Code); or

     (b) For the preceding year, (a) received Total Compensation of more than $80,000 (as adjusted for cost-of-living increases pursuant to sections 414(q)(1) and 415(d) of the Code); and (b) if the Company elects the application of this clause (b), was in the Top-Paid Group of Employees for such preceding year, subject to the consistent application of this election to the extent required by IRS Notice 97-45 or any superseding guidance provided by a ruling, notice, or other document of general applicability issued under the authority of the Commissioner of Internal Revenue.

     For this purpose, the particular year of the Plan (the Plan Year) for which a determination is being made is the determination year and the preceding year (the prior Plan Year) is the look-back year. Alternatively, if the Plan Year is other than the calendar year, at the Company's election, the calendar year beginning within the look-back year may instead be treated as the preceding year for purposes of Subsection (b) of this Section 1.18, subject to the consistent application of this election to the extent required by IRS Notice 97-45 or any superseding guidance provided by a ruling, notice, or other document of general applicability issued under the authority of the Commissioner of Internal Revenue.

     A former Employee who separated from service (or is deemed to have separated) prior to the determination year, performs no service for the Company or any other member of the Affiliated Group during the determination year and was a highly compensated employee, in accordance with section 414(q) of the Code as then in effect, in either his or her separation year or any determination year ending on or after his or her 55th birthday shall be treated as a Highly Compensated Employee.

     The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the Top-Paid Group, will be made in accordance with section 414(q) of the Code.

     In determining whether an Employee is a Highly Compensated Employee for the determination year beginning in 1997, section 414(q) of the Code as in effect January 1, 1997 shall be treated as having been in effect for the look-back year beginning in 1996.

1.19 "Key Employee" means a "key employee" (within the meaning of section 416(i)
      ------------
     of the Code). In applying section 416(i) of the Code, "annual compensation" shall mean Section 415 Compensation.

1.20 "Multiple Use Test" means the multiple-use test as described in Section 4.2
      -----------------
     of this Appendix A and as set forth in section 401(m)(9) of the Code and section 1.401(m)-2 of the Treasury Regulations.

1.21 "NHCE Group" means, for any Plan Year, the group of Nonhighly Compensated
      ----------
     Employees who are eligible to contribute or have amounts contributed on their behalf for the respective Plan Year.

1.22 "Nonhighly Compensated Employee" means, for any Plan Year, an Employee who
      ------------------------------
     is not a Highly Compensated Employee.

1.23 "Permissive Aggregation Group" means a group of qualified plans that
      ----------------------------
     includes (a) the Required Aggregation Group and (b) one or more plans of the Company or any other member of the Affiliated Group that are not part of the Required Aggregation Group. A Permissive Aggregation Group, when viewed as a single plan, must satisfy the requirements of sections 401(a)(4) and 410 of the Code.

1.24 "Plan" means, for purposes of Article 2 of this Appendix A, the 401(k)
      ----
     portion of the Plan and for purposes of Article 3 of this Appendix A, the 401(m) portion of the Plan. Otherwise the term Plan has the meaning set forth in Section 1.44 of the Plan.

1.25 "Plan Coverage Change" means, for any Plan Year, a change in the group of
      --------------------
     Eligible Employees covered under the Plan by reason of (a) an amendment to the Plan, (b) a Plan merger, consolidation or spin-off under section 414(l) of the Code, (c) a change in the way the Plan is aggregated or disaggregated for purposes of performing the ADP Test or ACP Test, or (d) a combination of any of the foregoing.

1.26 "Prior Year Testing Method" means, for any Plan Year, the use of the
      -------------------------
     preceding Plan Year's Average Deferral Percentage for the preceding Plan Year's NHCE Group for purposes of performing the Plan Year's ADP Test and/or the use of the preceding Plan Year's Average Contribution Percentage for the preceding Plan Year's NHCE Group for purposes of performing the Plan Year's ACP Test.

1.27 "Qualified Company Matching Contributions" means matching contributions
      ----------------------------------------
     that satisfy the requirements of sections 1.401(k)-1(c) and (d) of the Treasury Regulations as though the matching contributions were elective contributions under section 401(k)(2) of the Code, thereby requiring that the matching contributions satisfy the vesting requirements of section 1.401(k)-1(c) of the Treasury Regulations and be subject to the distribution requirements of section 1.401(k)-1(d) of the Treasury Regulations.

1.28 "Qualified Nonelective Contributions" means employer contributions, other
      -----------------------------------
     than Before-Tax, EIP Bonus and Company Matching Contributions, that satisfy the requirements of sections 1.401(k)-1(c) and (d) of the Treasury Regulations as though the employer contributions were elective contributions under section 401(k)(2) of the Code, thereby requiring that the employer contributions satisfy the vesting requirements of section 1.401(k)-1(c) of the Treasury Regulations and be subject to the distribution requirements of section 1.401(k)-1(d) of the Treasury Regulations.

1.29 "Required Aggregation Group" means a group of qualified plans that includes
      --------------------------
     (a) each plan of the Company or any other member of the Affiliated Group in which a Key

     Employee is a participant and (b) each other plan of the Company or any other member of the Affiliated Group that enables any plan in which a Key Employee participates to meet the requirements of section 401(a)(4) or 410 of the Code.

1.30 "Section 414(s) Compensation" means any one of the following definitions of
      ---------------------------
     compensation received by an Eligible Employee during the Plan Year from the Company or any other member of the Affiliated Group or, at the election of the Company, "received by an Eligible Employee while a Participant during the Plan Year" may be substituted for the preceding reference to "received by an Eligible Employee during the Plan Year:"

     (a) Compensation as defined in section 1.415-2(d) of the Treasury Regulations;

     (b) "Wages" as defined in section 3401(a) of the Code for purposes of income tax withholding at the source, but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in section 3401(a)(2) of the
          Code);

     (c) "Wages" as defined in section 3401(a) of the Code for purposes of income tax withholding at the source and all other payments of compensation reportable under sections 6041(d), 6051(a)(3) and 6052 of the Code, but determined without regard to any rules that limit the remuneration included in wages or reportable compensation based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in section 3401(a)(2) of the
          Code) modified, at the election of the Company, to exclude amounts paid or reimbursed for moving expenses incurred by the Employee, to the extent that at the time of payment or reimbursement it is reasonable to believe that the amounts are deductible by the Employee under section 217 of the Code;

     (d) Any of the definitions set forth in Subsections (a), (b) and (c) of this Section 1.30, modified, at the election of Company, to be reduced by all of the following items (even if includible in gross income): reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation and welfare benefits; or

     (e) Any definition of compensation that does not by design favor Highly Compensated Employees and that satisfies the reasonableness and nondiscrimination requirements set forth in section 1.414(s)-1(d) of the Treasury Regulations.

     For Plan Years beginning before January 1, 1998, the definitions set forth in Subsections (a) (b) and (c) of this Section 1.30 may, at the election of the Company, and for Plan Years beginning after December 31, 1997, shall, unless the Company elects otherwise, be modified to include, for the same period, an Employee's elective deferrals (as defined in section 402(g)(3) of the Code) under any plan, contract or arrangement maintained by the Company or any other member of the Affiliated Group and any amount which is contributed or deferred by the Company or any other member of the Affiliated Group at the election of the Employee and which is not includible in the gross income of the Employee under section 125 or 457 of the Code.

     Section 414(s) Compensation shall be limited to the 401(a)(17) Limit for the Plan Year, which amount for the Plan Year beginning October 2, 1999 is $160,000.

     Any definition of Section 414(s) Compensation shall be used consistently to define the compensation of all Employees taken into account in satisfying the requirements of an applicable provision of this Appendix A for the relevant determination period.

1.31 "Section 415 Compensation" means any one of the following definitions of
      ------------------------
     compensation received by an Employee during the Plan Year from a member of the Section 415 Employer Group modified, for Plan Years beginning after December 31, 1997, to include, for the same period, an Employee's elective deferrals (as defined in section 402(g)(3) of the Code) under any plan, contract or arrangement maintained by a member of the Section 415 Employer Group and any amount which is contributed or deferred by a member of the
     Section 415 Employer Group at the election of the Employee and which is not includible in the gross income of the Employee under section 125 or 457 of the Code:

     (a) Compensation as defined in section 1.415-2(d) of the Treasury Regulations;

     (b) "Wages" as defined in section 3401(a) of the Code for purposes of income tax withholding at the source, but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in section 3401(a)(2) of the
          Code); or

     (c) "Wages" as defined in section 3401(a) of the Code for purposes of income tax withholding at the source and all other payments of compensation reportable under sections 6041(d), 6051(a)(3) and 6052 of the Code, but determined without regard to any rules that limit the remuneration included in wages or reportable compensation based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in section 3401(a)(2) of the
          Code) modified, at the election of the Company, to exclude amounts paid or reimbursed for moving expenses incurred by the Employee, to the extent that at the time of payment or reimbursement it is reasonable to believe that the amounts are deductible by the Employee under section 217 of the Code.

     Any definition of Section 415 Compensation shall be used consistently to define the compensation of all Employees taken into account in satisfying the requirements of an applicable provision of this Appendix A for the relevant determination period.

     Solely for purposes of Sections 1.19 and 6.3 of this Appendix A, "the Company or any other member of the Affiliated Group" shall be substituted for each reference to "a member of the Section 415 Employer Group" in this
     Section 1.31.

1.32 "Section 415 Employer Group" means any group of one or more chains of
      --------------------------
     corporations connected through stock ownership with the Company , if:

     (a) Stock possessing more than 50 percent of the total combined voting power of all classes of stock entitled to vote or more than 50 percent of the total value of shares of all classes of stock of each of the corporations, except the Company, is owned by one or more of the other corporations; and

     (b) The Company owns stock possessing more than 50 percent of the total combined voting power of all classes of stock entitled to vote or more than 50 percent of the total value of shares of all classes of stock of at least one of the other corporations excluding, in computing such voting power or value, stock owned directly by such other corporations.

1.33 "Testing Method" means the Current Year Testing Method or the Prior Year
      --------------
     Testing Method.

1.34 "Top-Heavy Ratio" means a percentage determined pursuant to section 416(g)
      ---------------
     of the Code.

1.35 "Top-Paid Group" means, for any Plan Year, the top 20 percent (in terms of
      --------------
     Total Compensation) of all Employees, excluding the following:

     (a) Any Employee covered by a collective bargaining agreement except to the extent otherwise provided under section 1.414(q)-1T of the Treasury Regulations;

     (b) Any Employee who is a nonresident alien with respect to the United States and who receives no earned income (within the meaning of section 911(d)(2) of the Code) from the Company or any other member of the Affiliated Group that constitutes income from sources within the United States (within the meaning of section 861(a)(3) of the Code);

     (c) Any Employee who has not completed at least six months of service by the end of the Plan Year;

     (d)  Any Employee who normally works less than 17 1/2 hours per week;

     (e) Any Employee who normally works during less than six months during any year; and

     (f) Any Employee who has not attained the age of 21 at the end of the Plan Year.

     The Company may elect, in a consistent and uniform manner, to apply one or more of the service and age-based exclusions in Subsections (c), (d), (e) and (f) of this Section 1.35 by substituting a shorter period of service or a younger age or by not excluding Employees on the basis of service or age.

1.36 "Total Compensation" means "wages" as defined in section 3401(a) of the
      ------------------
     Code for purposes of income tax withholding at the source, but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in section 3401(a)(2) of the Code) received by an Employee during the Plan Year from the Company or any other member of the Affiliated Group modified to include, for the same period, an Employee's elective deferrals (as defined in section 402(g)(3) of the Code) under any plan, contract or arrangement maintained by the Company or any other member of the Affiliated Group and any amount which is contributed or deferred by the Company or any other member of the Affiliated Group at the election of the Employee and which is not includible in the gross income of the Employee under section 125 or 457 of the Code.

Capitalized terms used in this Appendix A but not defined herein are defined in
Article 1 of the Plan.

                                   ARTICLE 2

              DEFERRAL AND AVERAGE DEFERRAL PERCENTAGE LIMITATIONS

2.1  Maximum Annual Deferral Amount and Correction of Excess Deferrals
     -----------------------------------------------------------------

     A Participant's Before-Tax and EIP Bonus Contributions for a calendar year, together with his or her elective deferrals (as defined in section 402(g)(3) of the Code) under all other plans, contracts or arrangements maintained by the Company or any other member of the Affiliated Group, shall not exceed the Annual Deferral Limit. In the event a Participant's Before-Tax and EIP Bonus Contributions for a calendar year, together with his or her elective deferrals (as defined in section 402(g)(3) of the Code) under all other plans, contracts or arrangements maintained by the Company or any other member of the Affiliated Group, exceed the Annual Deferral Limit, the Participant may, by written notice to the Company and in accordance with the procedures prescribed by the Company, by the following March 1 (or as late as April 14 if allowed by the Company), notify the Company that an Excess Deferral has occurred, designate all or a portion of the Excess Deferral as attributable to the Plan and request that the amount be distributed. If the Participant fails to provide timely notice to the Company, then the Company shall be deemed to be on notice that an Excess Deferral has occurred and shall designate one or more of such plans, contracts or arrangements (including the Plan) from which the Excess Deferrals shall be distributed.

     To the extent a Participant's Before-Tax and/or EIP Bonus Contributions are determined to be reduced as described in this Section 2.1, Before-Tax and/or EIP Bonus Contributions (reduced by Before-Tax and/or EIP Bonus Contributions previously distributed as Excess Contributions to the Participant for the Plan Year beginning with or within the calendar year), plus any income or minus any loss attributable thereto for the calendar year to which the Excess Deferrals relate, shall, no later than April 15 next following the close of the calendar year, be distributed to the Participant.

     Excess Deferrals distributed shall not be included in the determination of the Participant's Annual Addition for the year the amounts were contributed. Any Company Matching Contributions attributable to distributed Excess Deferrals as described in this Section 2.1, plus any income or minus any loss attributable thereto for the calendar year, shall be forfeited and used to reduce future Company Matching Contributions to be made as soon as administratively feasible.

     Income or loss on amounts distributed or forfeited shall be determined pursuant to the provisions for allocating income and loss to a Participant's Account under Section 5.6 of the Plan. Amounts distributed or forfeited shall not include income or loss for the period between the end of the calendar year and the date of distribution or forfeiture.

2.2  Average Deferral Percentage Limitation
     --------------------------------------

     The Plan shall satisfy the ADP Test as set forth in section 401(k)(3) of the Code and section 1.401(k)-1 of the Treasury Regulations. For Plan Years beginning after December 31, 1996, for each Plan Year, unless the Company elects otherwise as described below, the Prior Year Testing Method shall be used to perform the ADP Test and, subject to the special rules described in
     Section 2.7 of this Appendix A, the Plan Year's Average Deferral Percentage for the Plan Year's HCE Group may not exceed the greater of (a) 125 percent of the preceding Plan Year's Average Deferral Percentage for the preceding Plan Year's NHCE Group, or (b) the lesser of (i) 200 percent of the preceding Plan Year's Average Deferral Percentage for the preceding Plan Year's NHCE Group or (ii) the preceding Plan Year's Average Deferral Percentage for the preceding Plan Year's NHCE Group plus two percentage points.

     Alternatively, the Company may elect to use the Current Year Testing Method to perform the ADP Test and the Average Deferral Percentage for the Plan Year's HCE Group must then satisfy the limitations of the preceding paragraph when compared to the Plan Year's Average Deferral Percentage for the Plan Year's NHCE Group. If a Current Year Testing Method election is made, such election may only be changed to the extent permitted by IRS Notice 98-1 or any superseding guidance provided by a ruling, notice, or other document of general applicability issued under the authority of the Commissioner of Internal Revenue.

2.3  Determination of Maximum Actual Deferral Percentage and Dollar Amount of
     ------------------------------------------------------------------------
     Excess Contributions
     --------------------

     If the ADP Test is not satisfied, the Company shall determine, no later than the end of the next Plan Year, a maximum permitted Actual Deferral Percentage to be used in place of the calculated Actual Deferral Percentage for each Highly Compensated Employee whose Actual Deferral Percentage is in excess of the maximum permitted and that would thereby reduce the Average Deferral Percentage for the HCE Group by a sufficient amount to satisfy the ADP Test. The maximum Actual Deferral Percentage shall be determined by use of a leveling process, whereby the Highly Compensated Employee with the largest Actual Deferral Percentage shall have his or her Actual Deferral Percentage reduced to a percentage equal to the lesser of the percentage required to satisfy the ADP Test or to cause his or her Actual Deferral Percentage to equal that of the Actual Deferral Percentage of the Highly Compensated Employee with the next largest Actual Deferral Percentage. The leveling process shall be repeated until the ADP Test is satisfied.

     With regard to each Highly Compensated Employee whose Actual Deferral Percentage is in excess of the maximum permitted Actual Deferral Percentage, a dollar amount of Excess Contributions shall then be determined by subtracting the product of the maximum permitted Actual Deferral Percentage and the Highly Compensated Employee's Section 414(s) Compensation from the Highly Compensated Employee's

     Aggregate 401(k) Contributions. The amounts shall then be aggregated to determine the total dollar amount of Excess Contributions.

2.4  Allocation of Excess Contributions to Highly Compensated Employees
     ------------------------------------------------------------------

     For Plan Years beginning after December 31, 1996, the Excess Contributions for a Plan Year determined in Section 2.3 of this Appendix A, if any, shall then be allocated to Highly Compensated Employees by use of a leveling process, whereby the Highly Compensated Employee with the largest dollar amount of Aggregate 401(k) Contributions shall have his or her Aggregate 401(k) Contributions reduced in an amount equal to the lesser of the dollar amount of Excess Contributions for all Highly Compensated Employees or the dollar amount that would cause his or her Aggregate 401(k) Contributions to equal that of the Highly Compensated Employee with the next largest dollar amount of Aggregate 401(k) Contributions. The leveling process shall be repeated until all Excess Contributions are allocated to Highly Compensated Employees.

2.5  Correction of Excess Contributions
     ----------------------------------

     To the extent a Highly Compensated Employee's Aggregate 401(k) Contributions are determined to be reduced as described in Section 2.4 of this Appendix A, Excess Contributions (reduced by Before-Tax and/or EIP Bonus Contributions previously distributed as Excess Deferrals to the Highly Compensated Employee for the calendar year ending with or within the Plan Year), plus any income or minus any loss attributable thereto for the Plan Year to which the Excess Contributions relate, shall, no later than two and one-half months following the last day of the Plan Year to which the Excess Contributions relate (in order for the Company to avoid a 10-percent excise tax on the amount of the Excess Contributions) and, in no event, later than the last day of the Plan Year following the Plan Year to which the Excess Contributions relate, be distributed to the Highly Compensated Employee.

     Excess Contributions distributed shall be included in the determination of the Participant's Annual Addition for the year the amounts were contributed. Any Company Matching Contributions attributable to distributed Excess Contributions as described in this Section 2.5, plus any income or minus any loss attributable thereto for the Plan Year to which the Excess Contributions relate, shall be forfeited and used to reduce future Company Matching Contributions to be made as soon as administratively feasible.

     Income or loss on amounts distributed or forfeited shall be determined pursuant to the provisions for allocating income and loss to a Participant's Account under Section 5.6 of the Plan. Amounts distributed or forfeited shall not include income or loss for the period between the end of the Plan Year and the date of distribution or forfeiture.

2.6  Corrective Qualified Nonelective Contribution
     ---------------------------------------------

     In order to satisfy or partially satisfy the ADP Test, the Company may make a Qualified Nonelective Contribution on behalf of (a) designated members of the preceding Plan

     Year's NHCE Group who were eligible to receive an allocation of Company Matching Contributions for the preceding Plan Year, if the Prior Year Testing Method is used, or (b) designated members of the Plan Year's NHCE Group who are eligible to receive an allocation of Company Matching Contributions for the Plan Year, if the Current Year Testing Method is used.

     The Qualified Nonelective Contribution shall be in an amount determined by the Company and allocated (a) among eligible members of the preceding Plan Year's NHCE Group in order of each such eligible member's Section 414(s) Compensation for the preceding Plan Year, if the Prior Year Testing Method is used, or (b) among eligible members of the Plan Year's NHCE Group in order of each such eligible member's Section 414(s) Compensation for the Plan Year, if the Current Year Testing Method is used, beginning with the eligible member with the lowest Section 414(s) Compensation , in an amount representing the lesser of the amount determined necessary to satisfy the ADP Test or an amount that, when added to the Participant's Accounts, results in the Annual Addition to the Participant's Accounts equaling, but not exceeding, the maximum amount permissible under Section 5.1 of this Appendix A. The allocation shall continue with the eligible member with the next lowest Section 414(s) Compensation and so on as necessary until the ADP Test is satisfied or estimated to be satisfied or, if earlier, until the amount of the Qualified Nonelective Contribution is exhausted. If the Current Year Testing Method is used to perform the ADP Test, "is satisfied" shall be substituted for the reference to "is satisfied or estimated to be satisfied" in the preceding sentence.

     Corrective Qualified Nonelective Contributions shall be paid to the Trustee as soon as reasonably practicable and, in no event, later than (a) before the end of the Plan Year being tested if the Prior Year Testing Method is used, or (b) before the end of the Plan Year following the Plan Year being tested, if the Current Year Testing Method is used.

2.7  Special Rules
     -------------

     The following special rules shall apply for purposes of applying the limitation described in Section 2.2 of this Appendix A:

     (a) If a Highly Compensated Employee is eligible to participate in more than one cash or deferred arrangement (within the meaning of section 401(k)(2) of the Code) maintained by the Company or any other member of the Affiliated Group, his or her Actual Deferral Percentage shall be determined as if all the arrangements were a single plan; provided, however, that the arrangements shall not be treated as a single plan to the extent that section 1.401(k)-1(g)(11) of the Treasury Regulations prohibits aggregation and, if the arrangements have different plan years, the arrangements are aggregated with respect to the plan years ending with or within the same calendar year;

     (b) If the Plan permits participation prior to an Eligible Employee's satisfaction of the minimum age and service requirements of section 410(a)(1)(A) of the Code and if section 410(b)(4)(B) of the Code is applied in determining whether the Plan meets the requirements of section 410(b) of the Code, a separate HCE Group and a separate NHCE Group may be determined with regard to Eligible Employees who have not met the minimum age and service requirements of section 410(a)(1)(A) of the Code and the ADP Test may be performed separately for that HCE Group and NHCE Group or, alternatively, Eligible Employees who have not met the minimum age and service requirements of section 410(a)(1)(A) of the Code may instead be excluded in the determination of the Average Deferral Percentage for the NHCE Group, but not in the determination of the Average Deferral Percentage for the HCE Group;

     (c) The Plan may be aggregated with another plan maintained by the Company or any other member of the Affiliated Group only if the Plan and each other plan with which it is aggregated have the same plan year and use the same Testing Method;

     (d) In the event that the Plan satisfies the requirements of section 401(a)(4), 401(k) or 410(b) of the Code (other than the average benefit percentage test provisions of section 410(b)(2) of the Code) only if aggregated with one or more other plans maintained by the Company or any other member of the Affiliated Group, or if one or more other of such plans satisfies the requirements of such sections of the Code only if aggregated with the Plan, then all such aggregated plans, including the Plan, shall be treated as a single plan for purposes of such sections of the Code;

     (e) In the event that the mandatory disaggregation rules of section 1.401(k)-1(g)(11) of the Treasury Regulations apply to the Plan, or to the Plan and other plans with which it is aggregated as described in Subsections (c) and (d) of this Section 2.7, then each mandatorily disaggregated portion of the Plan (or aggregated plans) shall be treated as a single plan; and

     (f) If the Plan is using the Prior Year Testing Method and if in the Plan Year being tested the Plan is affected by a Plan Coverage Change, then the preceding Plan Year's Average Deferral Percentage for the preceding Plan Year's NHCE Group shall be determined in accordance with IRS Notice 98-1 or any superseding guidance provided by a ruling, notice, or other document of general applicability issued under the authority of the Commissioner of Internal Revenue.

2.8  Prospective Limitations on Before-Tax Contributions
     ---------------------------------------------------

     If determined necessary to satisfy or partially satisfy the limitations described in Section 2.1 of this Appendix A with regard to the Plan and all other plans, contracts or arrangements maintained by the Company or any other member of the Affiliated Group, the Company may, at any time during the calendar year, reduce the maximum rate at which a Participant may make Before-Tax or EIP Bonus Contributions or may require that the Participant suspend such Contributions. Upon such date as the Company may determine, the reduction or suspension shall automatically cease to apply.

     If determined necessary to satisfy or partially satisfy the limitations described in Section 2.2 of this Appendix A, the Company may, at any time during the Plan Year, reduce the maximum rate at which a Highly Compensated Employee may make Before-Tax or EIP Bonus Contributions or may require that a Highly Compensated Employee suspend such Contributions, notwithstanding that such reduction or suspension may limit the Highly Compensated Employee's Before-Tax and EIP Bonus Contributions to an amount less than the Annual Deferral Limit. Any reduction or suspension may be applied selectively to individual Highly Compensated Employees or to all Highly Compensated Employees, as the Company may determine. Upon such date as the Company may determine, the reduction or suspension shall automatically cease to apply.

                                   ARTICLE 3

                  AVERAGE CONTRIBUTION PERCENTAGE LIMITATIONS


3.1  Average Contribution Percentage Limitation
     ------------------------------------------

     The Plan shall satisfy the ACP Test as set forth in section 401(m)(2) of the Code and section 1.401(m)-1 of the Treasury Regulations. For Plan Years beginning after December 31, 1996, for each Plan Year, unless the Company elects otherwise as described below, the Prior Year Testing Method shall be used to perform the ACP Test and subject to the special rules described in Section 3.6 of this Appendix A, the Plan Year's Average Contribution Percentage for the Plan Year's HCE Group may not exceed the greater of (a) 125 percent of the preceding Plan Year's Average Contribution Percentage for the preceding Plan Year's NHCE Group, or (b) the lesser of (i) 200 percent of the preceding Plan Year's Average Contribution Percentage for the preceding Plan Year's NHCE Group or (ii) the preceding Plan Year's Average Contribution Percentage for the preceding Plan Year's NHCE Group plus two percentage points.

     Alternatively, the Company may elect to use the Current Year Testing Method to perform the ACP Test and the Average Contribution Percentage for the Plan Year's HCE Group must then satisfy the limitations of the preceding paragraph when compared to the Plan Year's Average Contribution Percentage for the Plan Year's NHCE Group. If a Current Year Testing Method election is made, such election may only be changed to the extent permitted by IRS Notice 98-1 or any superseding guidance provided by a ruling, notice, or other document of general applicability issued under the authority of the Commissioner of Internal Revenue.

3.2  Determination of Maximum Actual Contribution Percentage and Dollar Amount
     -------------------------------------------------------------------------
     of Excess Aggregate Contributions
     ---------------------------------

     If the ACP Test is not satisfied, the Company shall determine, no later than the end of the next Plan Year, a maximum permitted Actual Contribution Percentage to be used in place of the calculated Actual Contribution Percentage for each Highly Compensated Employee whose Actual Contribution Percentage is in excess of the maximum permitted and that would thereby reduce the Average Contribution Percentage for the HCE Group by a sufficient amount to satisfy the ACP Test. The maximum Actual Contribution Percentage shall be determined by use of a leveling process, whereby the Highly Compensated Employee with the largest Actual Contribution Percentage shall have his or her Actual Contribution Percentage reduced to a percentage equal to the lesser of the percentage required to satisfy the ACP Test or to cause his or her Actual Contribution Percentage to equal that of the Actual Contribution Percentage of the Highly Compensated Employee with the next largest Actual Contribution Percentage. The leveling process shall be repeated until the ACP Test is satisfied.

     With regard to each Highly Compensated Employee whose Actual Contribution Percentage is in excess of the maximum permitted Actual Contribution Percentage, a dollar amount of Excess Aggregate Contributions shall then be determined by subtracting the product of the maximum permitted Actual Contribution Percentage and the Highly Compensated Employee's Section 414(s) Compensation from the Highly Compensated Employee's Aggregate 401(m) Contributions. The amounts shall then be aggregated to determine the total dollar amount of Excess Aggregate Contributions.

3.3  Allocation of Excess Aggregate Contributions to Highly Compensated
     ------------------------------------------------------------------
     Employees
     ---------

     For Plan Years beginning after December 31, 1996, the Excess Aggregate Contributions for a Plan Year determined in Section 3.2 of this Appendix A, if any, shall then be allocated to Highly Compensated Employees by use of a leveling process, whereby the Highly Compensated Employee with the largest dollar amount of Aggregate 401(m) Contributions shall have his or her Aggregate 401(m) Contributions reduced in an amount equal to the lesser of the dollar amount of Excess Aggregate Contributions for all Highly Compensated Employees or the dollar amount that would cause his or her Aggregate 401(m) Contributions to equal that of the Highly Compensated Employee with the next largest dollar amount of Aggregate 401(m) Contributions. The leveling process shall be repeated until all Excess Aggregate Contributions are allocated to Highly Compensated Employees.

3.4  Correction of Excess Aggregate Contributions
     --------------------------------------------

     To the extent a Highly Compensated Employee's Aggregate 401(m) Contributions are determined to be reduced as described in Section 3.3 of this Appendix A, Excess Aggregate Contributions, plus any income or minus any loss attributable thereto for the Plan Year to which the Excess Aggregate Contributions relate, shall, no later than two and one-half months following the last day of the Plan Year to which the Excess Aggregate Contributions relate (in order for the Company to avoid a 10-percent excise tax on the amount of the Excess Aggregate Contributions) and, in no event, later than the last day of the Plan Year following the Plan Year to which the Excess Aggregate Contributions relate, be distributed to the Highly Compensated Employee.

     Excess Aggregate Contributions distributed shall be included in the determination of the Participant's Annual Addition for the year the amounts were contributed.

     Income or loss on amounts distributed shall be determined pursuant to the provisions for allocating income and loss to a Participant's Account under
     Section 5.6 of the Plan. Amounts distributed shall not include income or loss for the period between the end of the Plan Year and the date of distribution.

3.5  Corrective Qualified Nonelective Contribution
     ---------------------------------------------

     In order to satisfy or partially satisfy the ACP Test, the Company may make a Qualified Nonelective Contribution on behalf of (a) designated members of the preceding Plan

     Year's NHCE Group who were eligible to receive an allocation of Company Matching Contributions for the preceding Plan Year, if the Prior Year Testing Method is used, or (b) designated members of the Plan Year's NHCE Group who are eligible to receive an allocation of Company Matching Contributions for the Plan Year, if the Current Year Testing Method is used.

     The Qualified Nonelective Contribution shall be in an amount determined by the Company and allocated (a) among eligible members of the preceding Plan Year's NHCE Group in order of each such eligible member's Section 414(s) Compensation for the preceding Plan Year, if the Prior Year Testing Method is used, or (b) among eligible members of the Plan Year's NHCE Group in order of each such eligible member's Section 414(s) Compensation for the Plan Year, if the Current Year Testing Method is used, beginning with the eligible member with the lowest Section 414(s) Compensation , in an amount representing the lesser of the amount determined necessary to satisfy the ACP Test or an amount that, when added to the Participant's Account, results in the Annual Addition to the Participant's Account equaling, but not exceeding, the maximum amount permissible under Section 5.1 of this Appendix A. The allocation shall continue with the eligible member with the next lowest Section 414(s) Compensation and so on as necessary until the ACP Test is satisfied or estimated to be satisfied or, if earlier, until the amount of the Qualified Nonelective Contribution is exhausted. If the Current Year Testing Method is used to perform the ACP Test, "is satisfied" shall be substituted for the reference to "is satisfied or estimated to be satisfied" in the preceding sentence.

     Corrective Qualified Nonelective Contributions shall be paid to the Trustee as soon as reasonably practicable and, in no event, later than (i) before the end of the Plan Year being tested if the Prior Year Testing Method is used, or (ii) before the end of the Plan Year following the Plan Year being tested, if the Current Year Testing Method is used.

3.6  Special Rules
     -------------

     The following special rules shall apply for purposes of applying the limitation described in Section 3.1 of this Appendix A:

     (a) If a Highly Compensated Employee is eligible to participate in more than one arrangement permitting employee or matching contributions (within the meaning of section 401(m)(4)(A) of the Code) maintained by the Company or any other member of the Affiliated Group, his or her Actual Contribution Percentage shall be determined as if all the arrangements were a single plan; provided, however, that the arrangements shall not be treated as a single plan to the extent that section 1.401(k)-1(g)(11) of the Treasury Regulations prohibits aggregation and, if the arrangements have different plan years, the arrangements are aggregated with respect to the plan years ending with or within the same calendar year;

     (b) If the Plan permits participation prior to an Eligible Employee's satisfaction of the minimum age and service requirements of section 410(a)(1)(A) of the Code and if section 410(b)(4)(B) of the Code is applied in determining whether the Plan meets the requirements of section 410(b) of the Code, a separate HCE Group and a separate NHCE Group may be determined with regard to Eligible Employees who have not met the minimum age and service requirements of section 410(a)(1)(A) of the Code and the ACP Test may be performed separately for that HCE Group and NHCE Group or, alternatively, Eligible Employees who have not met the minimum age and service requirements of section 410(a)(1)(A) of the Code may instead be excluded in the determination of the Average Contribution Percentage for the NHCE Group, but not in the determination of the Average Contribution Percentage for the HCE Group;

     (c) The Plan may be aggregated with another plan maintained by the Company or any other member of the Affiliated Group only if the Plan and each other plan with which it is aggregated have the same plan year and use the same Testing Method;

     (d) In the event that the Plan satisfies the requirements of section 401(a)(4), 401(m) or 410(b) of the Code (other than the average benefit percentage test provisions of section 410(b)(2) of the Code) only if aggregated with one or more other plans maintained by the Company or any other member of the Affiliated Group, or if one or more other of such plans satisfies the requirements of such sections of the Code only if aggregated with the Plan, then all such aggregated plans, including the Plan, shall be treated as a single plan for purposes of such sections of the Code;

     (e) In the event that the mandatory disaggregation rules of section 1.401(k)-1(g)(11) of the Treasury Regulations apply to the Plan, or to the Plan and other plans with which it is aggregated as described in Subsections (c) and (d) of this Section 3.6, then each mandatorily disaggregated portion of the Plan (or aggregated plans) shall be treated as a single plan; and

     (f) If the Plan is using the Prior Year Testing Method and if in the Plan Year being tested the Plan is affected by a Plan Coverage Change, then the preceding Plan Year's Average Contribution Percentage for the preceding Plan Year's NHCE Group shall be determined in accordance with IRS Notice 98-1 or any superseding guidance provided by a ruling, notice, or other document of general applicability issued under the authority of the Commissioner of Internal Revenue.

3.7  Prospective Limitations on After-Tax Contributions
     --------------------------------------------------

     If determined necessary to satisfy or partially satisfy the limitations described in Section 3.1 of this Appendix A, the Company may, at any time during the Plan Year, reduce the maximum rate at which a Highly Compensated Employee may make After-Tax Contributions or may require that a Highly Compensated Employee suspend After-Tax Contributions. Any reduction or suspension may be applied selectively to individual Highly Compensated Employees or to all Highly Compensated Employees, as the Company may determine. Upon such date as the Company may determine, the reduction or suspension shall automatically cease to apply.

                                   ARTICLE 4

                            MULTIPLE USE LIMITATIONS


4.1  Applicability of the Multiple-Use Limitation
     --------------------------------------------

     For each Plan Year, the Average Deferral Percentage and the Average Contribution Percentage for the HCE Group must satisfy the Multiple Use Test if, after satisfying the ADP Test and the ACP Test:

     (a) The Average Deferral Percentage for the HCE Group (i) exceeds 125 percent of the Average Deferral Percentage for the NHCE Group, but
          (ii) does not exceed the lesser of (A) 200 percent of the Average Deferral Percentage for the NHCE Group or (B) the Average Deferral Percentage for the NHCE Group plus two percentage points; and

     (b) The Average Contribution Percentage for the HCE Group (i) exceeds 125 percent of the Average Contribution Percentage for the NHCE Group, but
          (ii) does not exceed the lesser of (A) 200 percent of the Average Contribution Percentage for the NHCE Group or (B) the Average Contribution Percentage for the NHCE Group plus two percentage points.

4.2  Multiple-Use Test
     -----------------

     If the provisions of Section 4.1 of this Appendix A apply, then the Plan shall satisfy the Multiple-Use Test, thereby requiring that the sum of the Average Deferral Percentage and the Average Contribution Percentage for the HCE Group shall not exceed the greater of Subsection (a) or (b) below.

     (a)  This limit equals the sum of:

          (i) 125 percent of the greater of (A) the Average Deferral Percentage for the NHCE Group or (B) the Average Contribution Percentage for the NHCE Group; and

          (ii) The lesser of (A) 200 percent of the lesser of (1) the Average Deferral Percentage for the NHCE Group or (2) the Average Contribution Percentage for the NHCE Group, or (B) two percentage points plus the lesser of (1) the Average Deferral Percentage for the NHCE Group or (2) the Average Contribution Percentage for the NHCE Group.

     (b)  This limit equals the sum of:

          (i) 125 percent of the lesser of (A) the Average Deferral Percentage for the NHCE Group or (B) the Average Contribution Percentage for the NHCE Group; and

          (ii) The lesser of (A) 200 percent of the greater of (1) the Average Deferral Percentage for the NHCE Group or (2) the Average Contribution Percentage for the NHCE Group, or (B) two percentage points plus the greater of (1) the Average Deferral Percentage for the NHCE Group or (2) the Average Contribution Percentage for the NHCE Group.

4.3  Correction  of Multiple-Use Limitation
     -------------------------------------

     If the Multiple-Use Test is not satisfied, the Company shall determine, no later than the end of the next Plan Year, a maximum permitted Actual Deferral Percentage to be used in place of the calculated Actual Deferral Percentage and/or a maximum permitted Actual Contribution Percentage to be used in place of the calculated Actual Contribution Percentage for each Highly Compensated Employee whose Actual Deferral Percentage or Actual Contribution Percentage, as applicable, is in excess of the maximum permitted and that would thereby reduce the Average Deferral Percentage and/or the Average Contribution Percentage for the HCE Group by a sufficient amount to satisfy the Multiple-Use Test. Any excess shall be determined, allocated and corrected in the same manner that Excess Contributions and Excess Aggregate Contributions are corrected. Alternatively, in order to satisfy or partially satisfy the Multiple-Use Test, the Company may make a corrective Qualified Nonelective Contribution as described in Sections 2.6 and 3.5 of this Appendix A.

                                   ARTICLE 5

                      BENEFITS AND ALLOCATIONS LIMITATIONS


5.1  Maximum Annual Addition.
     -----------------------

     A Participant's Annual Addition for any Plan Year shall not exceed the lesser of the following:

     (a) $30,000 (as adjusted for cost-of-living increases pursuant to section 415(d) of the Code); or

     (b) 25% of the Participant's Section 415 Compensation for such year, except that the limitation described in this Subsection (b) shall not apply to Annual Additions described in Subsections (b) and (c) of
          Section 1.8 of this Appendix A.

     For Plan Years commencing before January 1, 1995, "or, if greater, one-quarter of the dollar limitation in effect under section 415(b)(1)(A) of the Code" shall be substituted for the reference to "(as adjusted for cost-of-living increases pursuant to section 415(d) of the Code)" in Subsection
     (a) of this Section 5.1.

     The Plan Year shall be the limitation year for purposes of section 415 of the Code.

5.2  Combined Defined Benefit Plan and Defined Contribution Plan Limit
     -----------------------------------------------------------------

     For Plan Years beginning before January 1, 2000 and except as permitted by ERISA, the Tax Equity and Fiscal Responsibility Act of 1982 and the Tax Reform Act of 1986, the sum of a Participant's defined-benefit plan fraction and defined-contribution plan fraction for any Plan Year shall not exceed 1.0. For purposes of this Section 5.2, the terms "defined-benefit plan fraction" and "defined-contribution plan fraction" shall have the meaning given to such terms by section 415(e) of the Code and the Treasury Regulations thereunder. If the combined fraction exceeds 1.0 for any Plan Year, the Participant's benefit under any defined-benefit plan maintained by a member of the Section 415 Employer Group shall be limited to allow his or her Annual Additions to equal the maximum permitted by Section 5.1 of this Appendix A.

5.3  Prospective Limitations on Before-Tax Contributions and After-Tax
     -----------------------------------------------------------------
     Contributions
     -------------

     If determined necessary to satisfy or partially satisfy the limitations of
     Section 5.1 of this Appendix A, the Company may, at any time during the Plan Year, reduce the maximum rate at which a Participant may make Before-Tax, EIP Bonus and/or After-Tax Contributions or may require that the Participant suspend such Contributions, notwithstanding that such reduction or suspension of Before-Tax and EIP Bonus Contributions may limit the Participant's Before-Tax and EIP Bonus Contributions to an amount less than the Annual Deferral Limit. Upon such date as the Company may determine, the reduction or suspension shall automatically cease to apply.

5.4  Correction of Excess Annual Additions
     -------------------------------------

     If, as a result of the allocation of forfeitures, a reasonable error in estimating a Participant's annual compensation, a reasonable error in determining the amount of elective deferrals (as defined in section 402(g)(3) of the Code) that may be made by the Participant or other facts and circumstances acceptable to the Internal Revenue Service, a Participant's Annual Addition exceeds the limitations of Section 5.1 of this Appendix A, if the Participant received allocations to only the Plan (or, with regard to a Participant who received allocations to the Plan and another defined contribution plan maintained by a member of the Section 415 Employer Group, to the extent the Annual Addition to the Plan is to be reduced), the reduction shall be made in the manner and order as follows:

     (a) After-Tax Contributions made by the Participant for the Plan Year, plus any income attributable thereto, shall be distributed to the Participant;

     (b) Before-Tax Contributions made by the Participant for the Plan Year, plus any income attributable thereto, shall be distributed to the Participant;

     (c) EIP Bonus Contributions made by the Participant for the Plan Year, plus any income attributable thereto, shall be distributed to the Participant;

     (d) Retirement Profit-Sharing Contributions, plus any income attributable thereto, allocated to the Participant's Account for the Plan Year shall be forfeited and deposited to a suspense account;

     (e) Company Matching Contributions, plus any income attributable thereto, allocated to the Participant's Account for the Plan Year shall be forfeited and deposited to a suspense account; and

     (f) Qualified Nonelective Contributions, plus any income attributable thereto, allocated to the Participant's Account for the Plan Year shall be forfeited and deposited to a suspense account.

     Any Company Matching Contributions attributable to distributed excess Annual Additions as described in this Section 5.4 shall be forfeited and deposited to a suspense account. The suspense account shall be invested as the Company shall direct. Any income or loss attributable to amounts held in the suspense account shall be allocated to the suspense account. All amounts credited to the suspense account shall be used to reduce the Employer's next Company Matching Contribution or Retirement Profit-Sharing Contribution to the Plan, depending upon the source of the forfeited amounts.

                                   ARTICLE 6

                          SPECIAL TOP-HEAVY PROVISIONS


6.1  Application of Top-Heavy Provisions
     -----------------------------------

     Notwithstanding any other provision of the Plan, this Article 6 of Appendix A shall apply to any Plan Year in which the Plan is a Top-Heavy Plan and shall remain in effect for the period in which the Plan is a Top-Heavy Plan.

6.2  Determination of Top-Heavy Status
     ---------------------------------

     The Plan shall be considered a "Top-Heavy Plan" for a Plan Year if, as of the Determination Date for such Plan Year, the Top-Heavy Ratio for the Aggregation Group exceeds 60 percent.

6.3  Minimum Allocations
     -------------------

     For any Plan Year during which the Plan is a Top-Heavy Plan, unless the Employer maintains a defined benefit plan which automatically provides a benefit which satisfies the minimum benefit requirements of section 416(c)(1) of the Code, including, if applicable, the adjustment provided in section 416(h)(2)(A) of the Code, the Employer shall make a contribution (other than contributions made by the Employer in accordance with a Participant's salary deferral election or contributions made by the Employer based upon the amount contributed by a Participant) to the Account of each Participant who is not a Key Employee, but who is an Employee on the last day of such Plan Year, in an amount not less than the lesser of the following amounts:

     (a)  Three percent of his or her Section 415 Compensation; or

     (b) A percentage of his or her Section 415 Compensation equal to the greatest allocation, expressed as a percentage of Section 415 Compensation, made on behalf of any Participant who is a Key Employee.

     Section 415 Compensation shall for this purpose be limited to the 401(a)(17) Limit for the Plan Year, which amount for the Plan Year beginning October 2, 1999 is $160,000.

6.4  Impact on Maximum Benefits
     --------------------------

     For any Plan Year beginning before January 1, 2000, in which the Plan is a Top-Heavy Plan, the number "1.00" shall be substituted for the number "1.25" wherever it appears in section 415(e)(2) and (3) of the Code."